                                                                    EXHIBIT 10.1


                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                    EMERGENT INFORMATION TECHNOLOGIES, INC.,

                                   ("Parent")

                            STEVEN MYERS HOLDING INC.

                                   ("Seller")

                                       AND

                         L-3 COMMUNICATIONS CORPORATION

                                    ("Buyer")

                                November 19, 2001

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----

ARTICLE I PURCHASE AND SALE OF THE COMPANY SHARES............................................1
        1.1    Purchase and Sale.............................................................1
        1.2    Purchase Price................................................................2
        1.3    The Closing...................................................................2
        1.4    Closing Date Balance Sheet Adjustment.........................................3
        1.5    Net Operating Loss Carryovers Adjustment.  ...................................8
ARTICLE II REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER...............................9
        2.1    Organization, Qualification and Corporate Power...............................9
        2.2    Capitalization and Ownership.................................................10
        2.3    Authority....................................................................12
        2.4    The Subsidiary...............................................................12
        2.5    Financial Statements.........................................................12
        2.6    Undisclosed Liabilities......................................................12
        2.7    Tax Matters..................................................................13
        2.8    Intellectual Property........................................................15
        2.9    Contracts....................................................................18
        2.10   Litigation...................................................................21
        2.11   Employee Benefits............................................................22
        2.12   Permits......................................................................25
        2.13   Noncontravention.............................................................25
        2.14   Owned and Leased Real Property...............................................26
        2.15   Labor Matters................................................................27
        2.16   Environmental Matters........................................................27
        2.17   Legal Compliance.............................................................28
        2.18   Brokers' Fees................................................................28
        2.19   Absence of Certain Changes...................................................29
        2.20   Assets.......................................................................31
        2.21   Insurance....................................................................31
        2.22   Business Relationships with Affiliates.......................................31
        2.23   Government Contracts.........................................................32
        2.24   Government Furnished Equipment...............................................33
        2.25   Receivables..................................................................33
        2.26   Service Warranties...........................................................34
        2.27   Customers....................................................................34
        2.28   Order Backlog................................................................34
        2.29   No Retention Agreements, etc.................................................34
        2.30   Real Property Holding Company................................................34
        2.31   Organizational Conflicts of Interest.........................................34
        2.32   Power of Attorney/Bank Accounts..............................................35
ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER.........................................35


        3.1    Organization.................................................................35
        3.2    Authorization of Transaction.................................................35
        3.3    Litigation...................................................................35
        3.4    No Knowledge of Misrepresentation or Omission................................35
        3.5    Accredited Investor Status...................................................36
        3.6    Investment Intent............................................................36
        3.7    Noncontravention.............................................................36
        3.8    Broker's Fees................................................................36
        3.9    Financing....................................................................37
ARTICLE IV PRE-CLOSING COVENANTS............................................................37
        4.1    Efforts......................................................................37
        4.2    Operation of Business........................................................37
        4.3    Dealings with Affiliates.....................................................40
        4.4    Access.......................................................................40
        4.5    Antitrust....................................................................41
        4.6    Exclusivity..................................................................41
        4.7    Insurance....................................................................42
        4.8    Lockbox Accounts; Certain Payments...........................................42
        4.9    Agreements Concerning Real Property Leases...................................42
        4.10   Distribution of Membership Interest in Joint Venture.........................42
        4.11   Elimination of Indebtedness..................................................42
        4.12   Assignment of Certain Contracts..............................................43
ARTICLE V CONDITIONS PRECEDENT TO CLOSING...................................................43
        5.1    Conditions to Obligations of Buyer...........................................43
        5.2    Conditions to Obligations of Parent and Seller...............................45
ARTICLE VI INDEMNIFICATION..................................................................46
        6.1    Indemnification by Parent and Seller.........................................46
        6.2    Indemnification by Buyer.....................................................47
        6.3    Claims for Indemnification...................................................47
        6.4    Survival.....................................................................49
        6.5    Limitations..................................................................50
        6.6    Treatment of Indemnification Payments........................................51
ARTICLE VII TERMINATION.....................................................................52
        7.1    Termination of Agreement.....................................................52
        7.2    Effect of Termination........................................................53
ARTICLE VIII TAX MATTERS....................................................................53
        8.1    Preparation and Filing of Tax Returns........................................53
        8.2    Tax Indemnification by Parent and Seller.....................................54
        8.3    Tax Indemnification by Buyer.................................................54
        8.4    Allocation of Certain Taxes..................................................55
        8.5    Refunds and Carrybacks.......................................................55
        8.6    Cooperation on Tax Matters; Tax Audits.......................................56
        8.7    Termination of Tax-Sharing Agreements........................................57
ARTICLE IX FURTHER AGREEMENTS...............................................................57


        9.1    Access to Information; Record Retention; Cooperation.........................57
        9.2    Director and Officer Indemnification.........................................59
        9.3    Certain Retention and Severance Agreements...................................59
        9.4    Further Assurances...........................................................59
        9.5    Acknowledgements by Buyer....................................................59
        9.6    Certain Employee Benefits Matters............................................60
        9.7    Covenant Not to Compete......................................................61
        9.8    Insurance....................................................................62
        9.9    Names and Logos..............................................................62
        9.10   Government Audit Assistance..................................................63
        9.11   Notices of Certain Events....................................................63
        9.12   Audit Assistance.............................................................63
        9.13   Certain Permitted Liens......................................................63
        9.14   Property of the Other Party..................................................64
ARTICLE X MISCELLANEOUS.....................................................................64
        10.1   Press Releases and Announcements.............................................64
        10.2   No Third Party Beneficiaries.................................................64
        10.3   Action to be Taken by Affiliates.............................................64
        10.4   Entire Agreement.............................................................64
        10.5   Succession and Assignment....................................................65
        10.6   Counterparts; Facsimile Signatures...........................................65
        10.7   Headings.....................................................................65
        10.8   Notices......................................................................65
        10.9   Governing Law................................................................66
        10.10    Amendments and Waivers.....................................................66
        10.11    Severability...............................................................67
        10.12    Expenses...................................................................67
        10.13    Specific Performance.......................................................67
        10.14    Submission to Jurisdiction.................................................67
        10.15    Arbitration Procedure......................................................68
        10.16    Construction...............................................................68
        10.17    Incorporation of Exhibits and Schedules....................................69
        10.18    Attorneys' Fees............................................................69
        10.19    Liability for Transfer Taxes...............................................69
        10.20    Parent and Seller Acknowledgment...........................................69
        10.21    Performance of Seller, etc.  ..............................................69
ARTICLE XI DEFINITIONS......................................................................69
        11.1   Definition of Certain Terms..................................................69
        11.2   Use of Certain Terms.........................................................72
        11.3   Accounting Terms.............................................................73
        11.4   References to Agreements.....................................................73
        11.5   References to Articles or Sections...........................................73
        11.6   References to the Company....................................................73

Disclosure Schedule

Exhibit A -- Cash Collections and Disbursements
Exhibit B -- Baseline Balance Sheet

TABLE OF DEFINED TERMS

Defined Term                                      Section
------------                                      -------

AAA                                               10.14(a)
Acquired Tax Liability                            8.2(b)
Adjusted Purchase Price                           1.2
Adjustment Trigger Amount                         1.4(c)(ii)
Affiliate                                         11.1
Agreed Amount                                     6.3(b)
Agreement                                         11.1
Antitrust Laws                                    4.5
Applicable Law                                    11.1
Backlog                                           2.28
Base Purchase Price                               1.2
Baseline Balance Sheet                            11.1
Books and Records                                 11.1
Buyer                                             Preliminary Statement
Buyer Indemnitees                                 6.1
Buyer's 401(k) Plan                               9.6
Certified NOL Amount                              1.5(a)
Certified NOL Report                              1.5(a)
Claim Notice                                      6.3(b)
Claimed Amount                                    6.3(b)
Closing                                           1.1
Closing Date                                      1.3(a)
Closing Date Balance Sheet                        1.4(b)
Closing Date Net Working Capital                  1.4(a)
COBRA                                             9.6(a)
Code                                              2.7(c)
Company                                           Introduction
Company Intellectual Property                     2.8(b)
Company Material Adverse Effect                   2.1(b)
Company Plans                                     2.11(a)
Company Shares                                    Introduction
Confidentiality Agreement                         10.4
Consent                                           11.1
Continuing Employee                               9.6(a)
Contract; Contracts                               2.9(a)
Damages                                           6.1
Disclosure Schedule                               Article II
Dispute                                           10.14(a)
DOJ                                               4.5

Defined Term                                      Section
------------                                      -------

$ or dollars                                      11.1
EAC's                                             1.4(b)
Employee Benefit Plan                             2.11(a)
Environmental Actions                             6.3(c)
Environmental Laws                                11.1
Environmental Liabilities and Costs               11.1
ERISA                                             2.11(a)
ERISA Affiliate                                   2.11(a)
ETC's                                             1.4(b)
Existing 401(k) Plan                              9.6
Final Baseline Balance Sheet                      1.4(c)(iii)
Final Closing Date Balance Sheet                  1.4(c)(iii)
Financial Statements                              2.5
FTC                                               4.5
Government Bid                                    11.1
Government Contract                               11.1
Governmental Entity                               2.7(a)
Hazardous Substance                               11.1
HSR Act                                           11.1
Indemnified Party                                 6.3(a)
Indemnifying Party                                6.3(a)
Information                                       9.1(a)
Intellectual Property                             2.8(a)
Intercompany Agreements                           2.22
Leased Real Property                              2.14
Logo                                              11.1
Logo License Agreement
Name                                              11.1
Net Revenues                                      11.1
Neutral Auditor                                   1.4(c)(ii)
NOL Resolution Period                             1.5(b)
Noncompetition Period                             9.7(a)
Notice                                            10.8
Ordinary Course of Business                       2.9(a)(vi)
Parent                                            Preliminary Statement
Party; Parties                                    Preliminary Statement
PBGC                                              2.11(d)
Permits                                           2.12
Person                                            11.1
Real Property Lease; Real Property Leases         2.14
Release                                           11.1
Resolution Period                                 1.4(c)(ii)

Defined Term                                      Section
------------                                      -------

SEC                                               9.13
Securities Act                                    2.2(b)
Security Interest                                 2.9(a)
Seller                                            Preliminary Statement
Seller Indemnitees                                6.2
Seller's Auditors                                 1.4(b)(v)
Share Encumbrances                                1.1
Subsidiary                                        2.4
Target Net Working Capital                        1.4(a)
Tax Audit                                         8.6(b)
Tax Returns                                       2.7(a)
Taxes                                             2.7(a)
Taxing Authority                                  8.6(a)
Transaction Documents                             11.1
Transfer Taxes                                    10.18
Transferred NOL Carryovers                        1.5(a)
Transition Services Agreement                     1.3(b)
Treasury Regulation                               11.1
U.S. GAAP                                         11.1

                        STOCK PURCHASE AND SALE AGREEMENT

        This STOCK PURCHASE AND SALE AGREEMENT is entered into as of November 19, 2001, by and among Emergent Information Technologies, Inc., a California corporation ("Parent"), Steven Myers Holding Inc., a Delaware corporation ("Seller"), and L-3 Communications Corporation, a Delaware corporation ("Buyer"). Parent, Seller and Buyer are sometimes referred to herein collectively as the "Parties" and individually as a "Party."

                                  INTRODUCTION

        A. Seller owns, beneficially and of record, all of the outstanding shares of the capital stock of Emergent Information Technologies - East, a California corporation (the "Company").

        B. Seller is an indirect, wholly owned subsidiary of Parent.

        C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the outstanding shares of capital stock of the Company (the "Company Shares") for the consideration set forth below, subject to the terms and conditions of this Agreement.

        D. Capitalized and other defined terms used herein without separate definition have the meanings given to such terms in Section 11.1.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

                                   ARTICLE I

                     PURCHASE AND SALE OF THE COMPANY SHARES

        1.1 Purchase and Sale. Upon and subject to the terms and conditions of this Agreement, at the closing of the purchase and sale of the Company Shares contemplated by this Agreement (the "Closing"), Seller shall sell, transfer, set over, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of the right, title and interest of Seller in and to the Company Shares as set forth in Section 1.1 of the Disclosure Schedule. Subject to the terms and conditions hereof, at the Closing, the Company Shares shall be transferred or otherwise conveyed to Buyer free and clear of any liens, encumbrances, hypothecations, rights of others, charges, adverse claims or interests, title defects, pledges, voting trusts or similar arrangements, limitations on voting rights, options, restrictions on transfer, proxies, title retention agreements, securityholder agreements or other similar restrictions or limitations (collectively, "Share Encumbrances"), excepting only restrictions on the subsequent transfer of the Company Shares by Buyer imposed under applicable securities laws.

        1.2 Purchase Price. The purchase price to be paid by Buyer at the Closing for all the Company Shares shall be Thirty-Eight Million and 00/100 Dollars ($38,000,000) (the "Base Purchase Price"). The Base Purchase Price is subject to adjustment after the Closing as described in Section 1.5. In addition, The Base Purchase Price is subject to adjustment after the Closing as described in Section 1.4. The Base Purchase Price as adjusted pursuant to Sections 1.4 and 1.5 shall be referred to herein as the "Adjusted Purchase Price".

        1.3     The Closing

                (a) Time and Location. If this Agreement has not been earlier terminated in accordance with Section 7.1, the Closing shall take place at the offices of Winston & Strawn in New York, New York, commencing at 10:00 a.m., local time, no later than four business days after the date on which all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby in Article V hereof have been satisfied or waived, or at such other time, date and place as shall be agreed upon by the Parties (the "Closing Date"). The Closing shall be effective as of 5:00 p.m. on the Closing Date.

                (b)     Actions at the Closing.

                        At the Closing:

                        (i) Each of Parent and Seller, as the case may be, shall deliver (or cause to be delivered) to Buyer the various certificates, instruments and documents required to be delivered by it under Section 5.1;

                        (ii) Buyer shall deliver (or cause to be delivered) to Seller the various certificates, instruments and documents required to be delivered under Section 5.2;

                        (iii) Seller shall deliver to Buyer certificates evidencing all of the Company Shares, duly endorsed in blank by Seller or with stock powers for the Company Shares duly executed in blank by Seller, in proper form for transfer;

                        (iv) Parent, Buyer and the Company shall enter into a Transition Services Agreement in a form that is mutually acceptable to the Parties pursuant to which the Parties will provide certain services to each other for a reasonable period of time following the Closing, it being understood that such services shall be provided at the provider's cost (including overhead rate allocation and general and administrative costs and expenses) and that the requesting party will reimburse the providing party for all out of pocket costs incurred in providing such services (the "Transition Services Agreement");

                        (v) Parent, Seller, Buyer and the Company shall enter into the Logo License Agreement in form and substance satisfactory to Buyer;

                        (vi) Seller shall deliver (or shall cause to be delivered) to Buyer all Books and Records in the possession of the Company, the Subsidiary, and any of their respective Affiliates, counsel, agents and representatives;

                        (vii) Buyer shall deliver to Seller the Base Purchase Price by wire transfer of immediately available funds into an account designated by Seller in writing, at least three days prior to the scheduled date of payment; and

                        (viii) Buyer and Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

        1.4     Closing Date Balance Sheet Adjustment.

                (a) Calculation of Adjustment. The Base Purchase Price, as the same may have been adjusted pursuant to Section 1.5, shall be: (i) increased dollar-for-dollar by the amount that the Closing Date Net Working Capital is greater than the Target Net Working Capital; or (ii) decreased dollar-for-dollar by the amount that the Closing Date Net Working Capital is less than the Target Net Working Capital.

               For purposes of this Agreement: (i) "Target Net Working Capital" means $9,718,000 (i.e., the excess of the consolidated current assets set forth on the Baseline Balance Sheet over the consolidated current liabilities (excluding for the purposes of this calculation current liabilities related to current income taxes payable) set forth on the Baseline Balance Sheet); and (ii) "Closing Date Net Working Capital" means the excess of the consolidated current assets set forth on the Final Closing Date Balance Sheet over the consolidated current liabilities (excluding for the purposes of this calculation current liabilities related to current income taxes payable) set forth on the Final Closing Date Balance Sheet, determined in accordance with the procedures set forth below in this Section 1.4.

               The amount of any decrease or increase to the Base Purchase Price (as the same may have been adjusted pursuant to Section 1.5), pursuant to this
Section 1.4(a) plus interest from and including the Closing Date to but excluding the date of payment at the rate of 8.5% per annum shall be paid by Buyer to Seller (in the case of an increase in the Base Purchase Price (as the same may have been adjusted pursuant to Section 1.5)), or by Seller to Buyer (in the case of a decrease in the Base Purchase Price (as the same may have been adjusted pursuant to Section 1.5)), in either case by wire transfer in immediately available funds within five business days after the Final Closing Date Balance Sheet is agreed to by Seller and Buyer in accordance with Section 1.4(c)(ii) or is determined by the Neutral Auditor in accordance with Section 1.4(c)(iii).

                (b) Preparation of Closing Date Balance Sheet. As soon as practicable, and in any event within 60 days after the Closing Date, Parent and Seller shall prepare and deliver to Buyer a consolidated statement of Closing Date Net Working Capital for the Company and the Subsidiaries as of 11:59 p.m. (New York time) on the Closing Date, determined on a pro forma basis as if the Parties hereto had not consummated the transactions contemplated by this Agreement (the "Closing Date Balance Sheet"), to be prepared as set forth in this Section 1.4(b). The Closing Date Balance Sheet shall be prepared applying U.S. GAAP on a basis consistent with the Baseline Balance Sheet (it being understood and agreed that no liabilities related to current income taxes payable that are accrued on the Baseline Balance Sheet or the Closing Date Balance Sheet shall be included in the computation of the Target Net Working Capital and the Closing Date Net Working Capital, respectively; it being further understood and agreed that the current assets relating to current deferred income taxes reflected on the Final Closing Date Balance Sheet shall not exceed $1,002,674 (i.e., the amount of such current assets reflected on the Baseline Balance Sheet)) with contract estimates at completion ("EAC's") and estimates to complete ("ETC's") determined on a basis consistent with the method used for the determination of the Baseline Balance Sheet, except as modified in subparagraphs
(i) through (vii) below in this Section 1.4(b).

                        (i) Adjustment of Reserves and Valuation Accounts. The amount of any reserve or valuation accounts shall be determined by applying methods, practices, assumptions, policies, factors and underlying data consistent with those used in determining the reserves or valuation accounts included in the Baseline Balance Sheet, and there shall be no increases or decreases made to any reserves or valuation accounts in the Closing Date Balance Sheet (including contract reserves, purchase accounting reserves, deferred tax asset valuation accounts, allowances for bad debts, inventory reserves of any kind, warranty reserves, income tax reserves and other reserves), except to the extent that such changes are required by documented and substantiated changes in facts and events occurring after September 30, 2001 and on or before the Closing Date and are not solely the result of changes in management estimates. It is further understood that there shall be no increase in the Closing Date Net Working Capital as a result of any reversal, reduction or other usage of reserves included in the Baseline Balance Sheet unless such reversal, reduction or usage was caused by facts or events that occurred after September 30, 2001 and on or before the Closing Date; provided, however, that if such facts causing such reversal or reduction existed and applied to, and were known or should have been known as of September 30, 2001, the reversals or reductions also shall be made to the Baseline Balance Sheet for purposes of increasing the Target Net Working Capital.

                        (ii) Contract Estimates at Completion. There shall be no changes to the contract EACs from those contract EACs used in the preparation of the Baseline Balance Sheet, except to the extent that such changes are required by documented and substantiated changes in facts and events occurring after September 30, 2001 and on or before the Closing Date and are not solely the result of changes in management estimates. Notwithstanding subparagraph (v) below in this Section 1.4(b), it is further understood that if the contract EACs used in preparation of the Baseline Balance Sheet are discovered to have been incorrect because of estimating errors, of any kind, including because certain costs were omitted from or included in those contract EACs, for whatever reason(s), including misallocation of direct or indirect costs to such contract EACs, such errors (including costs that were omitted from or included in the contract EACs) in the preparation of the Baseline Balance Sheet shall be corrected in the contract EACs used in the preparation of the Closing Date Balance Sheet.

                        (iii) Loss Contracts. There shall be no changes made to the provisions for loss contracts from those used in the preparation of the Baseline Balance Sheet, except to the extent that such changes are required by documented and substantiated changes in facts and events occurring after September 30, 2001 and on or before the Closing Date and are not solely the result of changes in management estimates. It is further understood that loss contract reserves for contract bids and proposals and unexercised contract options of the Company that were in a loss position and outstanding at September 30, 2001 and which are awarded or exercised during the period between September 30, 2001 through and including the Closing Date shall be accrued and included in the consolidated statement of Closing Date Net Working Capital.

                        (iv) Adjustment of Liability and Accrual Accounts. The amount of all liability and accrual accounts, shall be determined by applying methods, practices, assumptions, policies, factors and underlying data consistent with those used in determining such accounts included in the Baseline Balance Sheet, and there shall be no changes made to any accounts, except to the extent that such changes are required by documented and substantiated changes in facts and events occurring after September 30, 2001 and on or before the Closing Date and are not solely the result of changes in management estimates. It is further understood that there shall be no increase in the Closing Date Net Working Capital as a result of reversals or reductions of liability and accrual accounts, unless such reversal or reduction was caused by facts or events that occur after September 30, 2001 and on or before the Closing Date; provided, however, that if such facts causing such reversal or reduction existed and applied to, and were known or should have been known as of September 30, 2001, the reversals or reductions also shall be made to the Baseline Balance Sheet for purposes of increasing the Target Net Working Capital.

                        (v) Consistent Application of Accounting Policies, Methods and Practices. The accounting policies, methods and practices and their related applications used by Parent and Seller to prepare the Closing Date Balance Sheet shall be consistent with those underlying the Baseline Balance Sheet. Use of different or alternative accounting policies and methods that are otherwise in accordance with U.S. GAAP is not permitted because such use violates this consistency requirement. Specifically, Parent and Seller shall be precluded from waiving or allowing "inconsistency" adjustments recorded by the Company during the preparation of the Closing Balance Sheet on the basis of "materiality" as the term is used and understood by Parent, Seller and Ernst & Young LLP ("Seller's Auditors").

                        (vi) Accounting for Certain Assumed Liabilities. The Closing Date Balance Sheet shall include liabilities required by U.S. GAAP for all assumed obligations of the Company that accrue from September 30, 2001 to the Closing Date including those that accrue because of the passage of time or the achievement or reasonably expected achievement of a performance measurement, even if such liabilities were not included in the Baseline Balance

Sheet. Examples of these types of liabilities include, but are not limited to warranties, customer and vendor claims against the Company, litigation, taxes, management incentive bonuses, profit sharing plans, employer matching contributions for sponsored savings plans, and compensated absences (vacation time, sick pay, etc.). Such liabilities shall be accrued on a pro rata basis as of the Closing Date even if the Company's accounting policies, including those accounting policies underlying the Baseline Balance Sheet, only required that such liabilities be accrued at the end of the Company's fiscal year.

                        (vii) Notes Payable. Any and all liabilities relating to those notes payable listed on Section 4.11 of the Disclosure Schedule that are due and payable by the Company or the Subsidiary on or prior to the first anniversary of the Closing Date shall be included as current liabilities on the Final Closing Date Balance Sheet.

                (c)     Review Procedure.

                        (i) The Closing Date Balance Sheet shall be accompanied by a certificate signed by the Chief Financial Officer of Parent, which shall state that the Closing Date Balance Sheet presents fairly in all material respects the financial condition of the Company at the Closing Date in conformity with U.S. GAAP on a basis consistent with the Baseline Balance Sheet and in accordance with the provisions of Section 1.4(b). Buyer shall provide Seller's Auditors and the Neutral Auditor such access during normal business hours to the Books and Records of the Company and the Subsidiary as may reasonably be required for the preparation and/or review of the Closing Date Balance Sheet. All fees, costs and expenses of Seller's Auditors relating to the preparation of the Closing Date Balance Sheet shall be borne by Parent and Seller.

                        (ii) After receipt of the Closing Date Balance Sheet, Buyer shall have 60 days to review it. Buyer and Buyer's independent accountants shall have reasonable access during normal business hours to the books and records of Parent and Seller, to the extent reasonably required to complete their review of the Closing Date Balance Sheet. Buyer shall deliver notice to Parent and Seller on or prior to the 60th day after receipt of the Closing Date Balance Sheet specifying in reasonable detail all disputed items and the basis therefor. If the Buyer so notifies Parent and Seller of any objections to the Closing Date Balance Sheet and the correction of the disputed items as proposed by Buyer would result in an aggregate increase or decrease in the Closing Date Net Working Capital of Two Hundred Thousand Dollars ($200,000) or less, then the Closing Date Balance, as delivered to Buyer, shall be final and binding upon the Parties. If the Buyer so notifies Parent and Seller of any objections to the Closing Date Balance Sheet and the correction of the disputed items as proposed by Buyer would result in an aggregate increase or decrease in the Closing Date Net Working Capital in excess of Two Hundred Thousand Dollars ($200,000), then the Parties shall, within 30 days following the date of such notice (the "Resolution Period"), attempt to resolve their differences and any written resolution by them as to any disputed amount shall be final, binding, conclusive and nonappealable for all purposes under this Agreement.

                        (iii) If at the conclusion of the Resolution Period the Parties have not reached an agreement on Buyer's objections, then all amounts and issues remaining in dispute shall be submitted by Parent, Seller and Buyer to a mutually acceptable nationally recognized independent accounting firm (the "Neutral Auditor"). Each party agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor shall be borne equally by Parent and Seller, on the one hand, and Buyer, on the other hand. Except as provided in the preceding sentence, all other costs and expenses incurred by the Parties in connection with resolving any dispute hereunder before the Neutral Auditor shall be borne by the party incurring such cost and expense. The Neutral Auditor shall act as an arbitrator to determine only those issues still in dispute at the end of the Resolution Period. The Neutral Auditor's determination shall be made within 45 days after its engagement (which engagement shall be made no later than five business days after the end of the Resolution Period), or as soon thereafter as possible, shall be set forth in a written statement delivered to Parent, Seller and Buyer and shall be final, binding, conclusive and nonappealable for all purposes hereunder. The term "Final Closing Date Balance Sheet" shall mean the definitive Closing Date Balance Sheet agreed to by Parent, Seller and Buyer in accordance with Section 1.4(c)(ii) or the definitive Closing Date Balance Sheet resulting from the determination made by the Neutral Auditor in accordance with this Section 1.4(c)(iii).

        1.5     Net Operating Loss Carryovers Adjustment.

                (a) Buyer shall receive a report (the "Certified NOL Report"), prepared and certified by the Chief Financial Officer of Parent, within 90 days after the close of Parent's Tax year ending December 31, 2001, setting forth in reasonable detail the amount and calculation of the Company's federal net operating loss carryovers available for use against post-Closing income of the Company or Buyer (the "Transferred NOL Carryovers") . The amount of such Transferred NOL Carryovers shall be at least $3,750,000. If the amount of the Transferred NOL Carryovers as set forth in the Certified NOL Report (the "Certified NOL Amount") is less than $3,750,000, then on the next business day after delivery of the Certified NOL Report, Seller shall wire transfer to an account designated by Buyer an amount equal to 40% of the deficiency. The Parties agree to treat any amount so transferred as an adjustment to the Purchase Price.

                (b) If Buyer agrees with Seller's calculation, or upon resolution of any dispute, each of Parent, Seller, Buyer and the Company shall not thereafter take a position on any federal income Tax return inconsistent with such calculation or resolution, as finally determined.

                (c) All fees, costs and expenses relating to the preparation of the Certified NOL Report and the calculation of the Certified NOL Amount by Parent and Seller shall be borne by Parent and Seller. After receipt of the Certified NOL Report, Buyer shall have 60 days to review it. Buyer and Buyer's independent accountants shall have reasonable access during normal business hours to the books and records of Parent and Seller, to the extent reasonably required to complete their review of the Certified NOL Report and the calculation of the Certified NOL Amount. Buyer shall deliver notice to Parent and Seller on or prior to the 60th day after receipt of the Certified NOL Report specifying in reasonable detail any dispute in respect of the calculation of the Certified NOL Amount. If the Buyer so notifies Parent and Seller of any objections to the calculation of the Certified NOL Amount, then the Parties shall, within 30 days following the date of such notice (the "NOL Resolution Period"), attempt to resolve their differences and any written resolution by them as to any disputed amount shall be final, binding, conclusive and nonappealable for all purposes under this Agreement. If at the conclusion of the NOL Resolution Period the Parties have not reached an agreement on Buyer's objections, then all amounts and issues remaining in dispute shall be submitted by Parent, Seller and Buyer to the Neutral Auditor. Each party agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor shall be borne equally by Parent and Seller, on the one hand, and Buyer on the other hand. Except as provided in the preceding sentence, all other costs and expenses incurred by the Parties in connection with resolving any dispute hereunder before the Neutral Auditor shall be borne by the party incurring such cost and expense. The Neutral Auditor shall act as an arbitrator to determine only those issues still in dispute at the end of the NOL Resolution Period. The Neutral Auditor's determination shall be made within 45 days after its engagement (which engagement shall be made no later than five business days after the end of the NOL Resolution Period), or as soon thereafter as possible, shall be set forth in a written statement delivered to Parent, Seller and Buyer and shall be final, binding, conclusive and nonappealable for all purposes hereunder. Upon resolution of the dispute pursuant to this Section 1.5(c), Parent and Seller promptly and in any event within five business days thereafter, shall pay by wire transfer to an account designated by Buyer an amount equal to 40% of the additional deficiency, if any, in the Transferred NOL Carryovers.

                (d) If at any time and from time to time, the amount of the Transferred NOL Carryovers, as the same may have been adjusted pursuant to
Section 1.5(c), is further reduced (other than as a result of any limitations or disallowances pursuant to Section 382 or Section 269 of the Code or similar provisions governing companies that file consolidated Tax Returns) pursuant to an agreement with the Internal Revenue Service or the judgment or order of a court, then Parent and Seller promptly, and in any event within five business days thereafter, shall pay by wire transfer to an account designated by Buyer an amount equal to 40% of the amount of such further reduction.

                                   ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

        Parent and Seller jointly and severally represent and warrant to Buyer as of the date hereof and as of the Closing Date as follows. The disclosure schedule attached hereto (the "Disclosure Schedule") shall be arranged in sections corresponding to the sections contained in this Agreement, and the disclosures in any section of the Disclosure Schedule shall qualify only

(1) the corresponding section of this Agreement and (2) other sections in
Article II or Article III, as applicable, to the extent it is clear (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure is applicable to such other sections.

        2.1     Organization, Qualification and Corporate Power.

                (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on the business in which it is now engaged and to own or lease and to use the properties now owned, leased or used by it. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on the business in which it is now engaged and to own or lease and to use the properties now owned, leased or used by it.

                (b) The Company and the Subsidiary are each a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and are each duly qualified or licensed to conduct business and are in good standing under the laws of each jurisdiction set forth in Section 2.1(b) of the Disclosure Schedule, which are all the jurisdictions where the character of the properties owned, leased or operated by it or the nature of their activities makes such qualification or licensing and good standing necessary, except for any such failures to be qualified and in good standing that would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Subsidiary have all requisite corporate power and authority to carry on the businesses in which they are now engaged and to own, lease and use the properties now owned, leased or used by them.

               For purposes of this Agreement, "Company Material Adverse Effect" means any event, occurrence, fact, condition, change, effect or circumstance that (i) is, or that could reasonably be expected to be, materially adverse to the assets, business, financial condition, operations, properties, liabilities or results of operations of the Company and the Subsidiary, taken as a whole (other than conditions, changes, effects or circumstances that (A) affect the economy as a whole, (B) generally affecting the industry or specific markets in which the Company operates, or (C) result primarily from the announcement in accordance with the terms of this Agreement of the transactions contemplated by this Agreement), or (ii) materially impairs the ability of Parent or Seller to consummate the purchase and sale of the Company Shares contemplated by, or to perform their other obligations under, this Agreement or any of the other Transaction Documents to which it is a party.

                (c) Seller has made available to Buyer true, correct and complete copies of (i) the certificate of incorporation and bylaws (or equivalent or comparable documents) of the Company and the Subsidiary (as amended to date), and (ii) the minute books (containing the records of meetings (or written consents executed in lieu of such meetings) of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books and the stock record books of the Company and the Subsidiary. Neither the Company nor the

Subsidiary is in default under or in violation of any provision of its certificate of incorporation or bylaws (or equivalent or comparable documents).

                (d) The Books and Records are true, correct and complete in all material respects.

        2.2     Capitalization and Ownership.

                (a) The authorized and issued capital stock of the Company and the Subsidiary is as set forth on Section 2.2(a) of the Disclosure Schedule.

                (b) All of the issued and outstanding shares of capital stock of the Company and the Subsidiary are duly authorized, validly issued, fully paid and nonassessable. No other class or series of capital stock of the Company or the Subsidiary is authorized, and no other securities are authorized, issued or outstanding (including options, warrants, conversion privileges or other rights, agreements or commitments, contingent or otherwise), relating to the issuance, redemption, disposition or acquisition of (or requiring the issuance, redemption, disposition, or acquisition of) any shares of capital stock or other securities of the Company or the Subsidiary. There are no issued, outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company or the Subsidiary. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act of 1933, as amended (the "Securities Act"), of any Company Shares or any capital stock or other securities of the Company or the Subsidiary. All of the issued and outstanding shares of capital stock of the Company and the Subsidiary were issued in compliance with all Applicable Laws (including any applicable securities laws) and in compliance with their respective certificate of incorporation and bylaws (or equivalent or comparable documents).

                (c) All of the issued and outstanding Company Shares are owned of record and beneficially by Seller and Seller has good and valid title to the Company Shares, free and clear of any Share Encumbrances other than applicable securities law restrictions. At the Closing, Seller will have transferred to Buyer, and Buyer will have acquired from Seller, good and valid title to the Company Shares free and clear of any Share Encumbrances excepting only restrictions on the subsequent transfer of the Company Shares by Buyer imposed under applicable securities laws. All of the issued and outstanding shares of capital stock of the Subsidiary are owned of record and beneficially by the Company, and the Company has good and valid title to such shares, free and clear of any Share Encumbrances except for the subsequent transfer of such shares by the Company imposed under applicable securities laws.

        2.3 Authority. Parent and Seller have all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which they are parties, to perform fully their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and Seller of this Agreement and the other Transaction Documents to which they are parties and the consummation by Parent and Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Seller, respectively. This Agreement has been (and at the Closing the other Transaction Documents to which Parent and Seller are parties will be) duly and validly executed and delivered by Parent and Seller, as the case may be. This Agreement constitutes (and at the Closing the other Transaction Documents to which Parent and Seller are parties will constitute) legal, valid and binding obligations of Parent and Seller, respectively, enforceable against Parent and Seller, as the case may be, in accordance with their respective terms.

        2.4 The Subsidiary. Except for its equity interest in SMD Software, L.L.C., a Washington limited liability company ("SMD"), which will be transferred to Parent or one of its Affiliates prior to the Closing as contemplated by Section 4.10, the Company has no direct or indirect beneficial or of record equity interest in any Person other than Kapos Associates, Incorporated, a Virginia corporation (the "Subsidiary"). Neither the Company nor the Subsidiary has any obligation to redeem, purchase or otherwise acquire, any capital stock or other securities of any Person.

        2.5 Financial Statements. Seller has provided to Buyer copies of (a) the unaudited pro forma consolidated statements of operations for the Company for the fiscal year ended December 31, 2000 and for the nine-month period ended September 30, 2001, (b) the unaudited pro forma consolidated balance sheet for the Company as of December 31, 2000, and (c) the Baseline Balance Sheet (collectively, the "Financial Statements"). Except as set forth in Section 2.5 of the Disclosure Schedule, the Financial Statements (i) have been prepared in accordance with U.S. GAAP, applied on a consistent basis throughout the periods involved except as disclosed in the footnotes thereto, (ii) fairly present, in all material respects, the financial condition and consolidated results of operations of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein, and (iii) are consistent with the Books and Records. Attached hereto as Exhibit A is a schedule of cash collections and disbursements of the Company and the Subsidiary for the nine month period ended September 30, 2001. Such schedule of cash collections and disbursements has been prepared from, and is consistent with, the Books and Records and accurately reflects the cash collections and the cash disbursements of the Company and the Subsidiary for the period covered thereby.

        2.6 Undisclosed Liabilities. Neither the Company nor the Subsidiary has any material debts, claims, commitments, liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, asserted or unasserted, except (a) as set forth in
Section 2.6 of the Disclosure Schedule, (b) as and to the extent set forth as liabilities on the Baseline Balance Sheet, and (c) for liabilities and obligations that were incurred after September 30, 2001 in the Ordinary Course of Business and which will be reflected in the Final Closing Date Balance Sheet to the extent required by Section 1.4.

        2.7     Tax Matters.

                (a) Except as set forth in Section 2.7(a) of the Disclosure Schedule, the Company and the Subsidiary have filed all material Tax Returns that they were required to file and all such Tax Returns were true, correct and complete in all material respects. Except as set forth in Section 2.7(a) of the Disclosure Schedule, all Taxes owed by the Company and the Subsidiary (whether or not shown on any Tax Returns) have been paid. Since July 2, 1998, no written claim has been made by (and, to Parent's and Seller's knowledge, no claim of any kind, written or oral, has ever been made by) any Governmental Entity in a jurisdiction in which the Company or the Subsidiary does not file Tax Returns that the Company or the Subsidiary is or may be subject to taxation by that jurisdiction. Except as set forth in Section 2.7(a) of the Disclosure Schedule, to Parent's and Seller's knowledge, there are no Security Interests on any of the properties or assets of the Company or the Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax. Neither the Company nor the Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. To Parent's and Seller's knowledge, except as set forth in Section 2.7(a) of the Disclosure Schedule, all Taxes that the Company or the Subsidiary are or were required by Applicable Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

               For purposes of this Agreement, "Taxes" means all taxes, including income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

               For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements, forms or other information required to be supplied to a taxing authority in connection with Taxes.

               For purposes of this Agreement, "Governmental Entity" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof), or any tribunal or arbitrator(s) of competent jurisdiction, or any self-regulatory organization.

                (b) Except as set forth in Section 2.7(b) of the Disclosure Schedule, neither the Company nor the Subsidiary has received any written notice, or to the knowledge of Parent and Seller, any other notice, that any examination or audit of any Tax Return of the Company or the Subsidiary by any Governmental Entity is currently in progress.

                (c) Neither the Company nor the Subsidiary has made any election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") (or any corresponding provision of state, local or foreign income Tax law).

                (d) Other than as accrued on the Baseline Balance Sheet, neither the Company nor the Subsidiary has any Tax liability as a result of being a member of a group with which it has filed or been included in a combined, consolidated or unitary income Tax Return other than a group the common parent of which was Parent.

                (e) Buyer will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the transfer of the Company Shares to Buyer.

                (f) Neither the Company nor the Subsidiary is required to make any material adjustment under Section 481(a) of the Code by reason of a change or proposed change in accounting method.

                (g) Except as described in Section 2.7(g) of the Disclosure Schedule, neither the Company nor the Subsidiary is liable for the Taxes of any Person other than Seller and its affiliates under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, for any taxable period beginning before the Closing Date. Neither the Company nor the Subsidiary is obligated to make, and as a result of any event connected with the transactions contemplated by this Agreement, will not become obligated to make any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to subsection (b)(4) thereof.

        2.8     Intellectual Property.

                (a) For purposes of this Agreement, "Intellectual Property" means: (i) any and all inventions, developments, improvements, discoveries, know-how, concepts and ideas, whether patentable or not in any jurisdiction and whether or not reduced to practice, (ii) any and all patents and patent applications (including without limitation reissues, reexaminations, continuations, divisions, continuations-in-part, extensions, revisions and counterparts thereof in any jurisdiction), patent disclosures, revalidations, industrial designs, industrial models and utility models, (iii) any and all trademarks, service marks, certification marks, logos, trade dress, trade names, corporate names, brand names, domain names and all other indicia of origin (whether registered or unregistered), and including all goodwill associated therewith and all applications and registrations therefor in any jurisdiction and any extension, modification or renewal of any such application or registration, (iv) any and all copyrights, copyright registrations and applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, (v) any and all writings and other works of authorship, whether copyrighted, copyrightable or not in any jurisdiction, such works including, without limitation, computer programs and software (including source code, object code, data, databases and documentation therefor), together with all translations, adaptations, derivations and combinations thereof, (vi) any and all mask works and other semiconductor chip rights and registrations thereof, (vii) any and all non-public information, trade secrets and proprietary or confidential information (including without limitation trade secrets, proprietary or confidential information with respect to or contained in ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer lists, pricing and cost information and business and marketing plans and proposals) and rights in any jurisdiction to limit the use or disclosure thereof by any Person, (viii) any and all other intellectual property or proprietary rights, (ix) any and all agreements, licenses, immunities, covenants not to sue and the like relating to any of the foregoing,
(x) any and all copies and tangible embodiments of any of the foregoing (in whatever form or medium), and (xi) any and all claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

                (b) For purposes of this Agreement, "Company Intellectual Property" means Intellectual Property that is currently used in the business and operations of the Company or the Subsidiary or is owned or licensed by the Company or the Subsidiary.

                (c) Except for (i) "off the shelf" computer software that is commercially available without material restriction or limitation and (ii) software owned by SMD, Section 2.8(c) of the Disclosure Schedule sets forth a list of all material trademarks, service marks, trade names, and domain names, as well as all patents, patent applications, copyright registrations, copyright registration applications, trademark registrations, trademark registration applications and all other registered Intellectual Property or applications therefor owned by or licensed (as indicated) to the Company. Except as specified in Section 2.8(c) of the Disclosure Schedule, all material Company Intellectual Property is valid, enforceable and subsisting. No Intellectual Property owned or used by SMD is used by the Company or the Subsidiary or in any of their respective businesses.

                (d) To Parent's and Seller's knowledge, the Company owns or is validly licensed or otherwise possesses valid rights to use, the Company Intellectual Property. To Parent's and Seller's knowledge, the Company either exclusively owns all right, title and interest in and to the Company Intellectual Property or uses the Company Intellectual Property pursuant to a valid license, sublicense, agreement or other permission which (i) is not currently terminable by anyone other than the Company, and (ii) which shall not be adversely affected by the transactions contemplated herein. Section 2.8(d) of the Disclosure Schedule indicates which material Company Intellectual Property is used by the Company pursuant to a license, sublicense, agreement or other permission. All such licenses, sublicenses, agreements and permissions are legal, valid, binding, enforceable and in full force and effect in all material respects, and, neither the Company nor, to Parent's and Seller's knowledge, any other party to any such license, sublicense, agreement or permission is in material breach thereof. No licenses or permissions from third parties or releases of third party rights in respect of any Intellectual Property are necessary for consummation of the transactions contemplated by this Agreement.

                (e) The Company has the exclusive right to file, prosecute and maintain all of its material patent applications and other applications to register Company Intellectual Property, and has the exclusive right to maintain its material patents and other registrations of Company Intellectual Property and is not aware of any written claim by third parties regarding title to same or derivative works of same.

                (f) The Company has not been named in any suit, action or proceeding which involves a claim of infringement of any Company Intellectual Property or any Intellectual Property of any third party. No allegations or claims with respect to any Company Intellectual Property or any third party Intellectual Property have been asserted in writing or, to Parent's and Seller's knowledge, threatened by any third party against (i) Parent, Seller, the Company, or any of their Affiliates, or (ii) to Parent's and Seller's knowledge, against any other third party based on the third party's use of any Company Intellectual Property.

                (g) To Parent's and Seller's knowledge, no Company Intellectual Property or use of any Company Intellectual Property by Company or any of its customers constitutes or has constituted an unauthorized use, inducement to infringe, contributory infringement, misappropriation or other violation of the Intellectual Property rights of any third party and, to Parent's and Seller's knowledge, no valid grounds exist for any bona fide claims against the Company or any of its customers with respect to any Company Intellectual Property. Without limiting the generality of the foregoing, no Person ever employed or otherwise engaged by the Company has asserted in writing or, to Parent's and Seller's knowledge, threatened any material claim against the Company relating to any Company Intellectual Property.

                (h) No threats or allegations have been made, nor notice of any kind given, by the Company or any of its Affiliates to any third parties regarding allegedly infringing activities or misappropriation of or with respect to any Company Intellectual Property.

                (i) To Parent's and Seller's knowledge, and except as set forth in Section 2.8(i) of the Disclosure Schedule, there has not been, and there is not presently, any material unauthorized use, infringement, misappropriation or violation of any material Company Intellectual Property by any Person. Except as set forth in Section 2.8(i) of the Disclosure Schedule, the Company does not co-own any Intellectual Property in which the Company has an ownership interest.

                (j) Except as set forth in Section 2.8(j) of the Disclosure Schedule, no material Company Intellectual Property is subject to any outstanding order, award, decision, injunction, judgment, decree, stipulation or agreement in any manner restricting the transfer, use, enforcement or licensing thereof . Except as set forth in Section 2.8(j) of the Disclosure Schedule, the Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property which could have a Company Material Adverse Effect. The Company has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Company Intellectual Property.

                (k) The Company (i) has taken all commercially reasonable actions to maintain and protect the material Company Intellectual Property, including payment of all fees, annuities and all other payments which have heretofore become due to any Government Entity with respect to the material Company Intellectual Property, and (ii) has taken all reasonable steps necessary to prosecute and maintain the same.

                (l) Except as set forth in Section 2.8(l) of the Disclosure Schedule, the Company has not transferred its title in or to any copy of any material computer programs or software (including source code, object code, data and databases developed or distributed by them). No Company Intellectual Property has been supplied by the Company to any Person except pursuant to a binding license. Except as listed in Section 2.8(l) of the Disclosure Schedule, all computer programs and software which are distributed by the Company (i) conform in all material respects with all specifications conveyed to its customers or other transferees, and (ii) are operative for their intended purposes free of any material defects or deficiencies.

                (m) Each of the current employees of the Company is, and each of the former employees of the Company was, an "employee" within the meaning of and pursuant to 17 U.S.C. 101. All current and former employees, independent contractors and consultants of the Company have assigned to the Company all of their respective rights in any Intellectual Property developed for the Company by such employees, independent contractors and consultants. No current or former employee, independent contractor or consultant has any interest in any Company Intellectual Property.

                (n) Except as set forth in Section 2.8(n) of the Disclosure Schedule, none of Company's rights in or to any of the Company Intellectual Property shall be adversely affected by the execution or delivery of this Agreement by Parent or Seller or by the full performance by Parent or Seller of any of their respective obligations hereunder.

                (o) Section 2.8(o) of the Disclosure Schedule identifies each license, sublicense or other permission which the Company has granted to any third party with respect to any material Company Intellectual Property. The Company is not, and to Parent's and Seller's knowledge each other party to any such license, sublicense or other permission is not, in material breach thereof, and the consummation of the transactions contemplated by this Agreement will not materially conflict with or breach any such license, sublicense or other permission.

        2.9     Contracts.

                (a) Section 2.9(a) of the Disclosure Schedule contains a true, complete and correct list of all agreements, contracts, arrangements, commitments, licenses, leases and other instruments, whether written or oral (collectively, "Contracts" and each, a "Contract") of the types described below to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of their respective properties or assets are bound and under which any such Person continues to have any obligation (the "Designated Contracts"):

                        (i) any Contract (or group of related Contracts with the same Person or such Person's Affiliates) for the lease of personal property from or to third parties, in each case involving in excess of $100,000;

                        (ii) any Contract establishing a partnership, joint venture, teaming arrangement or similar contract involving a sharing of profits or expenses (including joint research and development and joint marketing contracts);

                        (iii) any Contract (or group of related Contracts with the same Person or such Person's Affiliates) under which the Company or the Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness (including capitalized lease obligations, loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, and other agreements and instruments relating to the borrowing of money or obtaining of an extension of credit but excluding accounts payable), in excess of $50,000 individually or $250,000 in the aggregate, or under which it has imposed (or may impose) a Security Interest on any of the Company's or the Subsidiary's properties or assets tangible or intangible;

                        (iv) any Contract that prohibits or restricts the Company or the Subsidiary from freely engaging in any business or line of business or competing anywhere in the world;

                        (v) any Contract involving any, officer, director, stockholder or Affiliate of the Company or the Subsidiary and involving an amount in excess of $5,000 or $100,000 in the aggregate;

                        (vi) (A) any Contract which contains any provisions requiring the Company or the Subsidiary to indemnify any other party thereto other than in the ordinary course of the Company's business, consistent with past custom and practice (including in respect of frequency and amount) (the "Ordinary Course of Business"); and (B) any guarantee of the payment or performance of any Person or any Contract to indemnify any Person, or act as a surety, or to be contingently or secondarily liable for, or to provide credit support in respect of, the obligations of any Person other than (1) the endorsement of checks in the Ordinary Course of Business, and (2) guarantees or Contracts which individually do not exceed $50,000 or in the aggregate do not exceed $100,000 and which do not impose (or may not impose) a Security Interest on any of the Company's or the Subsidiary's assets;

                        (vii) any Contract (or group of related Contracts with the same Person or such Person's Affiliates) for the purchase by the Company or the Subsidiary of goods and services, in each case, involving in excess of $100,000, other than Contracts relating to the purchase by the Company or the Subsidiary of inventory in the Ordinary Course of Business which are cancelable by the Company or the Subsidiary, without penalty, upon 60 days' or shorter notice;

                        (viii) any Contract (or group of related Contracts with the same Person or such Person's Affiliates) for the sale by the Company or the Subsidiary of goods or services, in each case, involving in excess of $100,000, other than Government Contracts;

                        (ix)    any material Contract with a sales
representative, manufacturer's representative, or distributor, and each material marketing Contract;

                        (x) employment, consulting, agency, collective bargaining or other similar contracts or Contract, in each case providing for annual base compensation in excess of $100,000 during the fiscal year 2001 and which is not terminable on not more than 30 days' notice without penalty or premium, and other material instruments and arrangements relating to or for the benefit of employees, sales representatives, distributors, dealers, agents or independent contractors;

                        (xi) any other Contract (or group of related Contracts with the same Person or such Person's Affiliates) involving payments to be made or received by or to the Company or the Subsidiary in excess of $250,000 per annum;

                        (xii) any Contract involving the licensing of, or assignment or transfer of, any rights in any material Intellectual Property, other than in the Ordinary Course of Business;

                        (xiii) any license, licensing arrangement or other similar contract providing in whole or in part for the use of, or limiting the use of, any material Company Intellectual Property other than pursuant to any Government Contract;

                        (xiv) leases, licenses and other similar material Contracts, and material Permits concerning or relating to the real property used by the Company or the Subsidiary;

                        (xv)    brokerage or finder's agreements;

                        (xvi) asset purchase agreements, stock purchase agreements and other acquisition or divestiture agreements, including any Contracts relating to the sale, lease or disposal of any assets of the Company or the Subsidiary for consideration in excess of $100,000 or involving continuing indemnity or other obligations;

                        (xvii) Contracts with respect to the representation of the Company or the Subsidiary in foreign countries;

                        (xviii) any Contract with any employee, agent, consultant, distributor, dealer or franchisee other than those involving in the aggregate consideration or other expenditures of less than $100,000 per annum;

                        (xix)   any outstanding bid (including any Government
Bid) or proposal or any outstanding customer option relating to Contracts in the Backlog, in each case involving an amount in excess of $250,000 or that was bid, knowing that when accepted it would result in a loss;

                        (xx) any Government Contract involving in the aggregate consideration or other expenditures of $500,000 or more; and

                        (xxi) any other Contract not the subject matter of clauses (i) through (xx) above that is material to the Company or the Subsidiary.

               For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, lien, hypothecation, adverse claim or interest, easement, encroachment, title defect, title retention agreement or other similar restriction or limitation (whether arising by contract, by operation of law or otherwise), other than (i) mechanic's, materialmen's, and similar liens, in each case that are not delinquent or which are being actively contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the applicable Subsidiary, as the case may be, to the extent required by U.S. GAAP, (ii) liens arising under workers' compensation, unemployment insurance, social security, retirement, and similar legislation, in each case that are not delinquent or which are being actively contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the applicable Subsidiary, as the case may be, to the extent required by U.S. GAAP, and (iii) statutory liens with respect to current Taxes not yet due and payable.

                (b) Seller has made available to Buyer a true, complete and accurate copy of each written Designated Contract (as amended, supplemented or modified to date) listed in Section 2.9(a) of the Disclosure Schedule and an accurate summary of any oral Designated Contracts listed in Section 2.9(a) of the Disclosure Schedule. With respect to each Designated Contract: (i) such Designated Contract is a legal, valid, binding and enforceable obligation of the Company or the applicable Subsidiary, as the case may be, and to Parent's and Seller's knowledge, the other party or parties thereto (subject to bankruptcy and insolvency laws and equitable principles (whether applied at law or in equity)) and is in full force and effect; and (ii) neither the Company nor the Subsidiary nor, to Parent's and Seller's knowledge, any other party thereto is in material breach or violation of, or material default under, any such Designated Contract, and no event of default or event or condition exists, has occurred, is pending or, to the knowledge of Parent and Seller, is threatened, which, after the giving of notice, lapse of time, both or otherwise, would constitute a material violation, breach or default thereunder by the Company or the Subsidiary or, to the knowledge of Parent and Seller, any other party under such contract. Except as set forth in Section 2.9(b) of the Disclosure Schedule, no Consent of any third party is required under any Designated Contract as a result of or in connection with the execution and delivery by Parent or Seller of this Agreement or the performance by Parent or Seller of its obligations hereunder or the consummation by Parent or Seller of the transactions contemplated hereby, except for Consents with respect to Governments Contracts which, if not obtained, would not result in a Company Material Adverse Effect.

                (c) Except as set forth in Section 2.9(c) of the Disclosure Schedule, no outstanding bid or proposal (or series of related bids or proposals) was bid knowing that when accepted it would result in a loss.

        2.10 Litigation. Except as set forth in Section 2.10 of the Disclosure Schedule, there is no (a) unsatisfied judgment against the Company or the Subsidiary or any of their respective assets, (b) order, decree, stipulation or injunction to which the Company, the Subsidiary or any of their respective assets are subject, and/or (c) claim, complaint, demand, grievance, inquiry, action, suit, proceeding, hearing, investigation, arbitration, citation, summons, or subpoena, civil, criminal, regulatory or otherwise, in law or in equity, of or in any Governmental Entity or before any arbitrator to which the Company or the Subsidiary is a party or, to Parent's and Seller's knowledge, which has been threatened against the Company or the Subsidiary and are seeking unspecified damages, damages in excess of $50,000 or injunctive relief. There is no action, suit or proceeding pending, or to Parent's and Seller's knowledge, threatened, by or against or affecting Parent, Seller, the Company or the Subsidiary in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. Since July 2, 1998, there have been no liability suits, actions or proceedings involving the Company or the Subsidiary or relating to services provided by the Company or the Subsidiary.

        2.11    Employee Benefits.

                (a) Section 2.11(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, the Subsidiary or any ERISA Affiliate for the benefit of employees of the Company or the Subsidiary (and their beneficiaries) that are material to the Company and the Subsidiary, taken as a whole (the "Company Plans").

               For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) other than a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and, to the extent applicable to more than one employee, any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including pension, retirement profit sharing or supplemental executive retirement plans, insurance coverage, severance benefits, medical, vision, dental or other health benefits, life insurance or disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

               For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes either the Company or the Subsidiary.

               Complete and accurate copies of all documentation constituting the Company Plans and all related trust agreements, insurance contracts, third party administration contracts and summary plan descriptions, have been made available to Buyer. Each Company Plan has been administered in accordance with its terms in all material respects, and the Company or the applicable Subsidiary has made all contributions and met its obligations in all material respects with respect to such Company Plan. The Company, the Subsidiary and the Company Plans are in material compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder and other Applicable Laws.

                (b) There are no termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), actions, suits or proceedings against or involving any Company Plan or asserting any rights or claims to benefits under any Company Plan, or, to Parent's and Seller's knowledge, investigations by any Governmental Entity involving any Company Plan.

                (c) The Company Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Plans are qualified, and nothing has occurred since their inception which would adversely affect in any material respect the qualified status of any such Company Plans, and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code.

                (d) No Employee Benefit Plan contributed to, or maintained by, the Company, the Subsidiary or any ERISA Affiliate which is subject to Title IV of ERISA has been terminated. The Pension Benefit Guaranty Corporation ("PBGC") has not instituted proceedings to terminate any plan that is subject to Title IV of ERISA, nor would it have any reasonable basis for doing so, nor to Parent's and Seller's knowledge, is PBGC considering instituting such proceedings. No Employee Benefit Plan contributed to, or maintained by the Company, the Subsidiary or any ERISA Affiliate which is subject to Title IV of ERISA, has benefit liabilities, the present value of which as of the last actuarial valuation for such plan (but not prior to twelve months from the Closing Date) determined (i) on the basis of the shutdown of the Company, Subsidiary, or any ERISA Affiliate, as applicable, (ii) in accordance with the actuarial assumptions used by the PBGC in single employer plan terminations and, (iii) to the extent participants and beneficiaries under such plan had an option to elect lump sum distributions or annuities, on the assumption they would elect the more costly option exceed the market value of plan assets (exclusive of any contributions due to the plan); nor has there been any amendment to such plan that materially increased the present value of accrued benefits, nor any other material adverse changes in the funding status of such plan. Neither the Company, and Subsidiary, nor any ERISA Affiliate is required to provide security to an Employee Benefit Plan which is subject to Title IV of ERISA pursuant to
Section 307 of ERISA or Section 401(a)(29) of the Code. No "accumulated funding deficiency" (as defined in Section 412 of the Code) has occurred with respect to any Employee Benefit Plan contributed to, or maintained by, the Company, the Subsidiary or any ERISA Affiliate which is subject to Section 412 of the Code or Title IV of ERISA, whether or not waived.

                (e) Neither the Company, the Subsidiary nor any ERISA Affiliate contributes to or is obligated to contribute to any multiemployer plan. Neither the Company, the Subsidiary nor any ERISA Affiliate has withdrawn from any multiemployer plan in a complete or partial withdrawal which has resulted in any withdrawal liability.

                (f) No act or omission has occurred with respect to any Employee Benefit Plan maintained by the Company, the Subsidiary, any of their Affiliates or any ERISA Affiliate that would subject the Company, the Subsidiary or any ERISA Affiliate, whether directly or indirectly and whether by way of indemnity or otherwise, to any material fine, penalty, Tax or liability of any kind imposed under ERISA or the Code (other than liabilities for benefits accrued under Company Plans for employees of the Company and the Subsidiary and their beneficiaries).

                (g) No Employee Benefit Plan is a "multiple employer plan" within the meaning of Section 413(c) of the Code, or a defined benefit plan within the meaning of Section 3(35) of ERISA.

                (h) Except as set forth in Section 2.11(h) of the Disclosure Schedule, the execution and performance of the transactions contemplated by the Agreement will not (either alone or upon the occurrence of any additional or subsequent event) (i) constitute an event under any Employee Benefit Plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in material benefits with respect to any employee, former employee, consultant, agent or director of the Company or the Subsidiary, or (ii) require (or permit any party thereto to require) the payment by the Company or the Subsidiary to any employee, former employee, director, consultant or agent thereof that would or could be characterized as an "excess parachute payment" within the meaning of
Section 280G(b)(1) of the Code.

                (i) Each "group health plan" (within the meaning of Section 4980B of the Code) maintained by the Company, the Subsidiary or any ERISA Affiliate has been administered in material compliance with the coverage continuation requirements contained in the

Consolidated Omnibus Budget Reconciliation Act of 1985 and as provided under
Section 4980B of the Code and any regulations promulgated or proposed under the Code.

                (j) No prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Employee Benefit Plan, which could subject any Employee Benefit Plan or any related trust, the Company, the Subsidiary, any ERISA Affiliate or any director or employee of any of them to any material tax or penalty imposed under Section 4975 of the Code or Section 502(i) or 502(l) of ERISA, either directly or indirectly, and whether by way of indemnity or otherwise.

                (k) Neither the Company nor the Subsidiary nor any of their ERISA Affiliates maintains, sponsors or contributes to any plan or program providing retiree medical or life insurance benefits to any employees of the Company or the Subsidiary, except to the extent required by applicable law.

                (l) None of the Company, the Subsidiary and the ERISA Affiliates has engaged in any transaction which could subject it to liability under ERISA Section 4069 or 4212(c).

                (m) Except as set forth in Section 2.11(m) of the Disclosure Schedule, no reportable event within the meaning of ERISA 4043 has occurred with respect to any Employee Benefit Plan subject to Title IV of ERISA.

        2.12 Permits. The Company holds all Consents of, with or to any Governmental Entity and other Consents material to the conduct of the business of the Company and the Subsidiary as currently conducted and ownership of the assets of each of the Company and the Subsidiary (collectively, "Permits"). Except as set forth in Section 2.12 of the Disclosure Schedule, all such Permits and other Consents have been duly obtained and are in full force and effect, and neither the Company nor the Subsidiary is in material violation of or material default under any such Permits and other Consents held by it. No such Permit or other Consent will be revoked, terminated prior to its normal expiration date or not renewed solely as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

        2.13 Noncontravention. Subject to compliance with the applicable requirements of the HSR Act, none of the execution and delivery by each of Parent and Seller of this Agreement and the other Transaction Documents to which it is a party, the performance by Parent and Seller of their respective obligations hereunder and thereunder and the consummation by Parent and Seller of the transactions contemplated hereby and thereby, will: (a) conflict with or violate any provision of the charter or bylaws (or equivalent or comparable documents) of Parent, Seller, the Company or the Subsidiary, (b) except as set forth in Section 2.13(b) of the Disclosure Schedule, require on the part of Parent, Seller, the Company or the Subsidiary the making or obtaining of any Permit or other Consent, except where the failure to obtain any such Permit or Consent required with respect to any Government Contract would not result in a Company Material Adverse Effect, (c) conflict with, result in (with or without due notice or lapse of time or both) a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any Consent under, or result in the loss of any rights, privileges, options or alternatives under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed arrangement, instrument of indebtedness, Security Interest, commitment or other arrangement or understanding, to which Parent, Seller, the Company or the Subsidiary is a party or by which Parent, Seller, the Company or the Subsidiary is bound or to which any of their respective assets is subject, except for any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, Consent, or loss of rights, privileges, opinions or alternatives that would not have a Company Material Adverse Effect, (d) result in the imposition of any Share Encumbrance upon the Company Shares, (e) except as set forth in Section 2.13(e) of the Disclosure Schedule, result in the imposition of any Security Interest upon any assets of Parent, Seller, the Company or the Subsidiary, or (f) violate in any material respect any Applicable Law applicable to Parent, Seller, the Company or the Subsidiary or any of their respective properties or assets (it being understood that the accuracy of this representation as to compliance with applicable Federal and state securities laws, is dependent in part on, and assumes the accuracy of, Buyer's representations in Sections 3.5 and 3.6).

        2.14    Owned and Leased Real Property.

                (a) Neither the Company nor the Subsidiary owns any real property. Section 2.14(a) of the Disclosure Schedule lists all real property leased or subleased to the Company or the Subsidiary as of the date of this Agreement or leased by Parent, Seller or an Affiliate of Seller other than the Company or a Subsidiary and are used in the conduct of the business of the Company or the Subsidiary (the "Leased Real Property"). Neither the Company nor the Subsidiary uses any real property other than the Leased Real Property. Seller has made available to Buyer true, correct and complete copies of the leases and subleases (as amended to date) and other agreements for occupancy, including all amendments, extensions and other modifications thereto as of the date of this Agreement with respect to each Leased Real Property (each, a "Real Property Lease" and, collectively, the "Real Property Leases").

                (b) With respect to each Real Property Lease, except as would not have a Company Material Adverse Effect:

                        (i) Such Real Property Lease is a legal, valid and binding obligation of the Company or the Subsidiary, and is in full force and effect;

                        (ii) Neither the Company or the Subsidiary, nor, to Parent's and Seller's knowledge, any other party to such Real Property Lease is in breach or default, and, to Parent's and Seller's knowledge, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder; and

                        (iii) to Parent's and Seller's knowledge, there are no disputes, oral agreements or forbearance programs in effect as to the Real Property Leases.

                (c) The Leased Real Property is sufficient for the continued conduct of the respective businesses of the Company and the Subsidiary in substantially the same manner as such businesses are currently conducted.

                (d) The property covered by such Real Property Leases may legally be used for the operations presently conducted thereon. The improvements on the properties are in commercially reasonable operating condition and repair and are suitable for the purposes for which they are currently used.

                (e) Neither the Company nor the Subsidiary, as applicable, has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any of its interest in any of the Real Property Leases.

        2.15 Labor Matters. Neither the Company nor the Subsidiary is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing or purporting to represent any employees of the Company or the Subsidiary. Since July 2, 1998, neither the Company nor the Subsidiary has experienced, or to Parent's and Seller's knowledge, there has not been threatened, any material strikes, labor grievances, claims of unfair labor practices or other collective bargaining disputes or other similar labor activity with respect to any employees of the Company or the Subsidiary. Parent and Seller have no knowledge of any organizational effort being made or threatened since July 2, 1998 by or on behalf of any labor union with respect to employees of the Company or the Subsidiary.

        2.16    Environmental Matters.

                (a) Compliance with Environmental Law. To Parent's and Seller's knowledge, each of the Company and the Subsidiary is and has been in compliance in all material respects with all applicable Environmental Laws pertaining to any of the properties and assets of its business and the use thereof by the Company or the Subsidiary, as the case may be. Except as disclosed in Section 2.16(a) of the Disclosure Schedule each of the Company and the Subsidiary has obtained all material Permits, licenses and other authorizations that are required under Environmental Laws to operate its business and the same are listed in Section 2.16(a) of the Disclosure Schedule. None of the Company, the Subsidiary, Parent or Seller has received written notice of any violation of any applicable Environmental Law relating to any of the assets or to any premises utilized by the Company or the Subsidiary and, to Parent's and Seller's knowledge, no written notice of any such violation has been threatened.

                (b) Other Environmental Matters. To Parent's and Seller's knowledge, neither the company nor the Subsidiary has caused or taken any action that resulted in, and none of them is, subject to, any material liability or obligation relating to (i) the environmental conditions on, under, or about any part of the premises now or formerly utilized by its business or other properties or assets owned, leased, operated or used by the Company or the Subsidiary in its business, including the air, soil and groundwater conditions at such properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Substances by the Company or the Subsidiary.

                (c) No Hazardous Substances. To Parent's and Seller's knowledge, no Hazardous Substances have been treated, stored or disposed of by the Company or the Subsidiary (or, to Parent's and Seller's knowledge, any other Person) at, on, or under any part of the premises now or formerly utilized by it, except: (i) in compliance with Environmental Laws; and (ii) which does not require investigation or remediation pursuant to Environmental Laws.

                (d) No Proceedings. Except as disclosed in Section 2.16(d) of the Disclosure Schedule, none of the Company, the Subsidiary, Parent and Seller has received written notice or other written communication concerning any alleged liability for Environmental Liabilities and Costs and, to Parent's and Seller's knowledge, there exists no writ, injunction, decree, order, judgment, lawsuit, claim, proceeding, citation, directive, or summons, pending or threatened, relating to any environmental matters.

                (e) Acknowledgement and Agreement. The Parties agree that the only representations and warranties of Parent or Seller herein as to any Environmental Laws, any environmental matter or environmental litigation are those contained in this Section 2.16. Without limiting the generality of the foregoing, Buyer specifically acknowledges that the representations and warranties contained in Sections 2.10, 2.12 and 2.17 do not relate to Environmental Laws, environmental matters or environmental litigation.

        2.17 Legal Compliance. Except as set forth in Section 2.17 of the Disclosure Schedule, each of the Company and the Subsidiary is in compliance in all material respects with all Applicable Laws applicable to it and to its assets. Except as set forth on Section 2.17 of the Disclosure Schedule, there is no pending, or to Parent's and Seller's knowledge, threatened, action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice relating to the Company or the Subsidiary alleging any failure so to comply.

        2.18 Brokers' Fees. Neither the Company nor the Subsidiary has any liability or obligation (a) to pay any fees, commissions or similar compensation to any broker, finder or agent, or (b) except as set forth in Section 2.11(h) of the Disclosure Schedule, any bonus payable to any officer, director, employee, agent or sales representative of or consultant to the Company or the Subsidiary or any of their respective Affiliates or any other Person, in each case with respect to, or upon the consummation of, any of the transactions contemplated by this Agreement and the other Transaction Documents. Parent shall be responsible for and shall pay all brokers' fees and commissions and similar compensation payable to Quarterdeck Investment Partners, LLC.

        2.19 Absence of Certain Changes. Except as set forth in Section 2.19 of the Disclosure Schedule, since September 30, 2001, the Company and the Subsidiary have operated their respective operations in the Ordinary Course of Business and have complied in all material respects with the covenants and agreements set forth in Section 4.2(a) (assuming that Section 4.2(a) had been in effect since September 30, 2001 instead of the date hereof) and neither the Company nor the Subsidiary has:

                (a)     suffered any Company Material Adverse Effect;

                (b) experienced any event or condition that could result in a Company Material Adverse Effect in the future;

                (c) subjected to any Security Interest any portion of the Company's or the Subsidiary's assets, properties or business (whether tangible or intangible);

                (d) sold, assigned, leased to others or transferred or otherwise disposed of any portion of the Company's or the Subsidiary's current assets in a single transaction or series of related transactions in an amount in excess of $25,000 individually or $50,000 in the aggregate, except in the Ordinary Course of Business;

                (e) sold, assigned, leased to others or transferred or otherwise disposed of any portion of the Company's or the Subsidiary's noncurrent assets in a single transaction or series of related transactions, except for sales, assignments, leases to others, transfers or other dispositions made in the Ordinary Course of Business in which the proceeds therefrom are invested in new noncurrent assets or otherwise retained by the Company;

                (f) received any written notice of termination of any Designated Contract with required payments thereunder in excess of $50,000;

                (g) suffered any damage, destruction or losses (whether or not covered by insurance) to property, in excess of $25,000 individually or $10,000 in the aggregate, or canceled or compromised any debt, claim, commitment, liability or obligation, or waived or released any right of substantial value, involving an amount in excess of $25,000 individually or $50,000 in the aggregate;

                (h) authorized, issued, sold or transferred any capital stock of the Company or the Subsidiary or other securities (including any, securities convertible or exercisable into or exchangeable for any capital stock or other securities of, or any warrants, options or other rights to acquire any capital stock or other securities of, the Company or the Subsidiary);

                (i) made any non-cash dividend or distribution in respect of, or redeemed, retired, acquired or purchased, any of the Company's or the Subsidiary's capital stock or other securities;

                (j) made any capital expenditures or commitments therefor in excess of $25,000 individually or $100,000 in the aggregate;

                (k) made any capital investment in, any loan to, or any acquisition of, any of the securities or all or substantially all of the assets of, any other Person (or series of related capital investments, loans and acquisitions involving the same Person or such Person's Affiliates) in an amount in excess of $25,000 individually or $100,000 in the aggregate, except for (i) overnight deposits, (ii) short-term money market investments, or (iii) loans in the Ordinary Course of Business to employees in an aggregate amount not to exceed $50,000;

                (l) acquired any entity or business (whether by the acquisition of stock, the acquisition of assets, merger or otherwise);

                (m) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or made any enforceable oral promise to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any, director, employee, distributor or agent, in each case other than increases in the Ordinary Course of Business in the compensation payable to persons earning less than $125,000 per year, or entered into any employment, compensation or deferred compensation agreement (or any amendment to any such existing agreement);

                (n) except as required by Applicable Law, amended any material term of any existing Company Plan;

                (o) changed or authorized any change in the certificate of incorporation or bylaws (or equivalent documents) of the Company or the Subsidiary;

                (p) except in the Ordinary Course of Business, transferred or granted any rights under, or entered into any settlement regarding the breach, misappropriation, infringement or violation of, any Intellectual Property, or modified any existing rights with respect thereto in a manner involving payments by or to the Company or the Subsidiary in excess of $25,000 individually or $50,000 in the aggregate;

                (q) given notice to a third party of allegedly infringing activities with respect to any Company Intellectual Property, where such notice could be found by a court within the jurisdiction in which the notice was given, to place such third party in reasonable apprehension of litigation;

                (r) made any change in its accounting, auditing or tax methods, practices or principles;

                (s) made any grant of credit to any customer or distributor on terms or in amounts materially more favorable than had been extended to that customer or distributor in the past;

                (t) received written notice of any condemnation proceedings commenced with respect to any Leased Real Property or written notice as to the proposed commencement of any such proceedings;

                (u)     incurred, assumed or guaranteed any Indebtedness; or

                (v) taken any action or knowingly omitted to take any action that would result in the occurrence of any of the foregoing.

        2.20 Assets. The Company and the Subsidiary have good and valid title to their respective assets, free and clear of all Security Interests, except for Security Interests listed on Section 2.20 of the Disclosure Schedule. Except as set forth on Section 2.20 of the Disclosure Schedule, the assets of the Company and the Subsidiary include all assets reasonably required for the conduct of the business of the Company or such Subsidiary, as the case may be, by Buyer (through the ownership of the Company Shares) as such business is now being conducted. The material tangible assets of the Company and the Subsidiary are in good operating condition and repair (normal wear and tear excepted) and free from any known defects (except such minor defects as do not interfere with the use thereof). None of the assets of SMD are used in the business of the Company or the Subsidiary.

        2.21 Insurance. Section 2.21 of the Disclosure Schedule contains a true, complete and correct list of each insurance policy maintained by the Company and the Subsidiary. All of such insurance policies are in full force and effect and, each of the Company and the Subsidiary is in compliance in all material respects with respect to its obligations under such insurance policies. Neither the Company nor the Subsidiary has failed to give any notice under any such insurance policies in due time.

        2.22 Business Relationships with Affiliates. Section 2.22 of the Disclosure Schedule sets forth a true, complete and correct list (including the parties) of all agreements, arrangements, contracts, commitments, understandings or other relationships (written or oral) currently in effect, between or among the Company or the Subsidiary, on the one hand, and any of its officers, directors, stockholders or Affiliates (or any Affiliate of any of its officers, directors or stockholders), on the other hand (the "Intercompany Agreements"). Seller heretofore has delivered or made available to Buyer true, complete and correct copies (or a detailed summary in the case of an oral agreement) of each such Intercompany Agreement.

        2.23    Government Contracts.

                (a)     Except as set forth in Section 2.23(a) of the Disclosure
Schedule: (i) each of the Company and its Subsidiary has fully complied with all material terms and conditions of each Government Contract and Government Bid to which it is a party as required; (ii) each of the Company and the Subsidiary has complied with all material requirements of any Applicable Law pertaining to such Government Contract or for Government Bid; (iii) all representations and certifications made by the Company or the Subsidiary with respect to such Government Contract or Government Bid were, to Parent's and Seller's knowledge, accurate in every material respect as of their effective date and the Company or the applicable Subsidiary, as the case may be, has, to Parent's and Seller's knowledge, fully complied with all such representations and certifications in all material respects; and (iv) no termination or default, cure notice or show cause notice has been issued and remains unresolved.

                (b)     Except as set forth in Section 2.23(b) of the Disclosure
Schedule: (i) to Parent's and Seller's knowledge, none of the Company's and the Subsidiary's employees, consultants or agents is (or during the last five years has been) under administrative, civil or criminal investigation or indictment by any Governmental Entity with respect to the conduct of the business of the Company or the Subsidiary, as the case may be; (ii) to Parent's and Seller's knowledge, there is no pending audit or investigation of the Company or the Subsidiary or any of their respective officers, employees or representatives nor within the last five years has there been any audit or investigation of the Company or the Subsidiary or any of their respective officers, employees or representatives resulting in a material adverse finding with respect to any material alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (iii) during the last five years, the Company and the Subsidiary have not made any voluntary disclosure in writing to the U.S. Government or any non-U.S. government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid. Except as set forth in
Section 2.23(b) of the Disclosure Schedule, the Company and the Subsidiary have not had any such irregularities, misstatements or omissions arising under or relating to any such Government Contract or Government Bid that has led to any of the consequences set forth in clause (i) or (ii) of the immediately preceding sentence or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.

                (c) Except as set forth in Section 2.23(c) of the Disclosure Schedule, there are (i) no outstanding material written claims against the Company or the Subsidiary, either by the U.S. Government or any non-U.S. Government or by any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract or Government Bid referred to in Section 2.23(a) of the Disclosure Schedule, and (ii) no material written disputes between the Company or the Subsidiary, on the one hand, and the U.S. Government or any non-U.S. Government, on the other hand, under the Contract Disputes Act or any other Federal statute or between the Company or the Subsidiary, on the one hand, and any prime contractor, subcontractor or vendor, on the other hand, arising under or relating to any such Government Contract or Government Bid.

                (d) Except as set forth in Section 2.23(d) of the Disclosure Schedule, none of the Company and the Subsidiary, nor to Parent's and Seller's knowledge, any of their respective employees, consultants or agents is (or during the last five years has been) suspended or debarred from doing business with the U.S. Government or any non-U.S. government or is (or during such period was) the subject of a finding of non-responsibility or ineligibility for U.S. Government or non-U.S. government contracting. Except as set forth in Section 2.23(d) of the Disclosure Schedule, to Parent's and Seller's knowledge, each of the Company and the Subsidiary conducted its operations in all material respects in compliance with all requirements of all laws pertaining to all Government Contracts and Government Bids.

                (e) Section 2.23(e) of the Disclosure Schedule lists all Government Bids submitted by the Company or the Subsidiary and outstanding as of the date of this Agreement. Except as set forth in Section 2.23(e) of the Disclosure Schedule, no outstanding Government Bid (or series of related Government Bids) was bid knowing that when accepted it would result in a loss.

                (f) Except as set forth on Section 2.23(f) of the Disclosure Schedule, the rates and rate schedules submitted to the U.S. Government with respect to Government Contracts included in the Business have been closed for all years prior to 1996.

                (g) The Company and the Subsidiary are each in compliance in all material respects with all national security obligations, including, without limitation, those specified in the National Industrial Security Program Operating Manual, DOD 5220.22-M (January 1995).

        2.24    Government Furnished Equipment. Section 2.24 of the Disclosure
Schedule incorporates the most recent schedule delivered to the U.S. Government or any non-U.S. government which identifies by description or by inventory number certain equipment and fixtures loaned, bailed or otherwise furnished to or held by the Company or the Subsidiary by or on behalf of the United States or any foreign country. Such schedule was accurate and complete in all material respects on its date and, if dated on the Closing Date, would contain only those additions and omit only those deletions of equipment and fixtures that have occurred in the Ordinary Course of Business.

        2.25 Receivables. The receivables of the Company and the Subsidiary (including accounts receivable, loans receivable and advances) have arisen only from bona fide transactions in the Ordinary Course of Business. There has not been any material adverse change in the collectibility of such receivables since the date of the Baseline Balance Sheet. Section 2.25 of the Disclosure Schedule sets forth a list of all such receivables which are more than 30 days past due as of October 31, 2001, and of all such receivables classified as doubtful accounts as of October 31, 2001.

        2.26 Service Warranties. Section 2.26 of the Disclosure Schedule sets forth a description of the standard warranties offered by each of the Company and the Subsidiary with respect to their respective services (other than warranties under Applicable Law, if any). Section 2.26 of the Disclosure Schedule sets forth a list as of the date hereof of all pending or, to Parent's and Seller's knowledge, threatened warranty claims against the Company or the Subsidiary in excess of $100,000 individually or $250,000 in the aggregate.

        2.27 Customers. To Parent's and Seller's knowledge, the relationship of the Company and the Subsidiary with each of their respective customers is a good commercial working relationship. Schedule 2.27 of the Disclosure Schedule sets forth an accurate list of the ten Contracts that generated the largest revenues for the Company during the nine-month period ended September 30, 2001. None of such Contracts have been cancelled or materially and adversely modified. None of the Company, the Subsidiary, Parent or Seller has received written notice that any material customer intends to cancel or otherwise materially and adversely modify its relationship with it or limit materially its services, supplies or materials to it, or its usage or purchase of the services of its business either as a result of the transactions contemplated hereby or otherwise.

        2.28 Order Backlog. A true, correct and complete list of (a) all firm service purchase orders and contracts for the delivery of services by the Company or the Subsidiary in connection to Persons other than Governmental Entities, and (b) all firm funded service purchase orders and contracts for the delivery of services by the Company or the Subsidiary to Governmental Entities (collectively, the "Backlog") pending as of the latest practical date prior to the date of this Agreement is set forth in Section 2.28 of the Disclosure Schedule.

        2.29    No Retention Agreements, etc. Except as set forth in Section
2.29 of the Disclosure Schedule, there are no retention agreements, severance agreements, change of control agreements or similar arrangements to which the Company or the Subsidiary, on the one hand, and any employee, consultant or other Person, on the other hand, are a party.

        2.30 Real Property Holding Company. None of the Company, the Subsidiary, Parent and Seller is a real property holding company within the meaning of Section 897 of the Code.

        2.31    Organizational Conflicts of Interest. Except as set forth in
Section 2.31 of the Disclosure Schedule, Parent, Seller, the Company and the Subsidiary, in the past six years, have not, to Parent's and Seller's knowledge, had access to non-public information nor provided systems engineering, technical direction, consultation, technical evaluation, source selection services or services of any type, nor prepared specifications or statements of work, nor engaged in any other conduct that would create in any current Government procurement an Organizational Conflict of Interest, as defined in Federal Acquisition Regulation 9.501, with the Company or the Subsidiary.

        2.32 Power of Attorney/Bank Accounts. Section 2.32 of the Disclosure Schedule sets forth the names and locations of (a) each Person holding a power of attorney on behalf of the Company or the Subsidiary, and (b) all banks, trust companies, brokerage firms or other financial institutions at which the Company or the Subsidiary maintain an account or safe-deposit box and the name of each Person authorized to draw thereon or make withdrawals therefrom.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

        3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

        3.2 Authorization of Transaction. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been (and at the Closing the other Transaction Documents to which Buyer is a party will be) duly and validly executed and delivered by Buyer. This Agreement constitutes (and at the Closing the other Transaction Documents to which Buyer is a party will constitute) legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

        3.3 Litigation. As of the date hereof, there are no actions, suits, claims or legal, administrative or arbitration proceedings pending against, or, to Buyer's knowledge, threatened against, Buyer which would materially adversely affect Buyer's performance under this Agreement or Buyer's ability to consummate the transactions contemplated by this Agreement.

        3.4 No Knowledge of Misrepresentation or Omission. As of the date hereof, none of Buyer's representatives listed in Section 3.4 of the Disclosure Schedule has actual knowledge that any of the representations and warranties of Parent or Seller contained in this Agreement that is qualified as to materiality are not true and correct and any of such representations and warranties that is not so qualified is not true and correct in any material respect. Notwithstanding anything in this Agreement to the contrary, nothing in this
Section 3.4 shall preclude Buyer from seeking indemnification, damages or other remedies from Parent or Seller for breach of any representation or warranty of Parent or Seller.

        3.5 Accredited Investor Status. Buyer is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

        3.6 Investment Intent. Buyer is acquiring the Company Shares for investment for its own account and not with a view to the distribution of any part thereof. Buyer acknowledges that the Company Shares have not been registered under U.S. federal or any applicable state securities laws or the laws of any other jurisdiction and cannot be resold without registration under such laws or an exemption therefrom. Buyer further acknowledges that it has knowledge and experience in financial and business matters, that it is capable of evaluating the merits and risks of an investment in the Company Shares, and that it can bear the economic risk of an investment in the Company Shares.

        3.7 Noncontravention. Subject to compliance with the applicable requirements of the HSR Act, none of the execution and delivery by Buyer of this Agreement and the other Transaction Documents to which it is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby, will:
(a) conflict with or violate any provision of the charter or bylaws (or equivalent or comparable documents) of Buyer, (b) except as set forth in Section 3.7(b) of the Disclosure Schedule, require on the part of Buyer the making or obtaining of any Permit or other Consent, (c) conflict with, result in (with or without due notice or lapse of time or both) a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any Consent under, or result in the loss of any rights, privileges, options or alternatives under, any contract, agreement, instrument, commitment or understanding, to which Buyer is a party or by which Buyer is bound or to which any of its assets is subject, except for any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, Consent, or loss of rights, privileges, opinions or alternatives that would not have a material adverse effect on the assets, business, financial condition or results of operations of Buyer or on the ability of Buyer to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party, or (d) violate in any material respect any Applicable Law applicable to Buyer or any of its properties or assets.

        3.8 Broker's Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

        3.9 Financing. Buyer has all funds necessary to consummate the transactions contemplated by this Agreement and the payment of all fees and expenses incurred by Buyer in connection therewith.


                                   ARTICLE IV
                              PRE-CLOSING COVENANTS

        4.1     Efforts.

                (a) As promptly as practicable during the period from the date of this Agreement to and including the Closing Date, each of the Parties shall use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and shall:

                        (i) file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by it pursuant to Applicable Law in connection with this Agreement, Buyer's acquisition of the Company Shares pursuant to this Agreement and the consummation of the other transactions contemplated hereby;

                        (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all Consents (including all Permits and any Consents required under any Designated Contract) necessary to be obtained or made by it in order to consummate the purchase of the Company Shares pursuant to this Agreement or to consummate the other transactions contemplated hereby; and

                        (iii) reasonably coordinate and cooperate with the other Party in exchanging such information and supplying such assistance as may be reasonably requested by such other Party in connection with any applicable filings and other actions contemplated by this Article IV.

                (b) As promptly as practicable during the period from the date of this Agreement to and including the Closing Date, Parent and Seller shall reasonably coordinate and cooperate with Buyer to enable Buyer to secure such Consents from Governmental Entities as will permit Buyer to conduct after the Closing the businesses conducted by the Company prior to the Closing.

        4.2     Operation of Business.

                (a) Except as expressly contemplated by this Agreement (including Section 4.2(b)), during the period from the date of this Agreement to and including the Closing Date, Parent and Seller shall cause the Company to conduct its operations in the Ordinary Course of Business. Without limiting the foregoing, Parent and Seller shall cause the Company to:

                        (i) carry on its business in the Ordinary Course of Business, including using all commercially reasonable efforts to maintain its business in good operating condition and repair and to preserve its relationships with customers, and take all steps commercially reasonable to maintain its intangible assets;

                        (ii) not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any employee (other than increases in the Ordinary Course of Business in the compensation payable to its employees); or institute, adopt or materially amend (or commit to institute, adopt or materially amend) any compensation or benefit plan, policy, program or arrangement or collective bargaining agreement applicable to any employee except as required to comply with Applicable Law or with any collective bargaining agreements;

                        (iii) not enter into, amend or terminate any employment agreement or collective bargaining agreement or similar commitment (including any commitment to pay retirement or other benefits) to or with any of its employees other than in the Ordinary Course of Business;

                        (iv) not grant any severance or termination pay to any of its present or former directors or officers other than in the Ordinary Course of Business;

                        (v) not make any capital investment in, any loan to, or any acquisition of, any of the securities or all or substantially all of the assets of, any other Person (or series of related capital investments, loans and acquisitions involving the same Person or such Person's, except for (i) overnight deposits, (ii) short-term money market investments, or (iii) loans in the Ordinary Course of Business to employees in an aggregate amount not to exceed $25,000;

                        (vi) not enter into, amend or terminate any bid, contract, commitment agreement, order, license, lease, profit, instrument, or agreement which involves aggregate consideration in excess of $25,000, individually or in the aggregate, other than in the Ordinary Course of Business, or that was expected to result in a loss to the Company;

                        (vii) not sell, assign, lease to others or transfer or otherwise dispose of the Company's current assets in a single transaction or series of related transactions, except for sales, assignments, leases to others, transfers or other dispositions made in the Ordinary Course of Business;

                        (viii) not sell, assign, lease to others or transfer or otherwise dispose of any portion of the Company's or the Subsidiary's noncurrent assets in a single transaction or series of related transactions, except for sales, assignments, leases to others, transfers or other dispositions made in the Ordinary Course of Business in which the proceeds therefrom are invested in new noncurrent assets or otherwise retained by the Company;

                        (ix) not without Buyer's prior written consent, (A) enter into, amend or terminate any material lease of real estate related to its business, (B) create any Security Interest on its assets or business, or (C) make any material modifications of or changes in or terminate any existing material license, lease, agreement or contract included in its assets other than, in the case of this clause (C), such modifications, changes or terminations in the Ordinary Course of Business;

                        (x) not make any capital expenditure or capital expenditure commitment involving an amount or amounts exceeding $50,000 in the aggregate;

                        (xi) not repay or prepay any material liability or obligation prior to its stated maturity;

                        (xii) not write off any account receivable due to the Company other than in the Ordinary Course of Business;

                        (xiii) not waive any material claims or rights relating to any of its material assets;

                        (xiv) not make, or permit to be made, any change in its accounting, auditing or tax methods, practices or principles unless required by U.S. GAAP;

                        (xv) not enter into, or permit to be entered into, without the prior written consent of Buyer, any closing or other agreement or settlement with respect to Taxes affecting or relating to the Company;

                        (xvi) not incur, or suffer to exist, any Security Interest on the assets, properties or businesses of the Company (whether tangible or intangible);

                        (xvii) not cancel or compromise any debt, claim, commitment liability or obligation, or waive or release any right of substantial value, involving an amount in excess of $25,000, individually or in the aggregate;

                        (xviii) except in respect of the Company Shares to be sold to Buyer pursuant hereto, not authorize, issue, sell or transfer any capital stock of the Company or other securities (including any securities convertible or exercisable into or exchangeable for any capital stock or other securities of, or any warrants, options or other rights to acquire any capital stock or other securities of, the Company);

                        (xix) not make any non-cash dividend or distribution in respect of, nor redeem, retire, acquire or purchase, any of the Company's capital stock or other securities;

                        (xx) except in the Ordinary Course of Business, not transfer or grant any rights under, or enter into any settlement regarding the breach, misappropriation, infringement or violation of, any Intellectual Property, or modify any existing rights with respect thereto;

                        (xxi) not change or authorize any change in the certificate of incorporation or bylaws (or equivalent documents) of the Company;

                        (xxii) not make any grant of credit to any customer or distributor on terms or in amounts materially more favorable than had been extended to that customer or distributor in the past;

                        (xxiii) not acquire any entity or business (whether by the acquisition of stock, the acquisition of assets, merger or otherwise);

                        (xxiv) not pay or agree to pay any brokerage or finder's fee, or not incur any severance pay or retention obligations by reason of this Agreement or any of the transactions contemplated hereby;

                        (xxv)   not incur, assume or guarantee any Indebtedness;
and

                        (xxvi) not agree, whether or not in writing, to do any of the foregoing.

                (b) The foregoing notwithstanding, Seller and the Company shall be permitted to effect the transactions contemplated by Sections 4.3, 4.9,
4.10 and 4.12 and to accept capital contributions and loans from Seller or its Affiliates.

        4.3 Dealings with Affiliates. As of the Closing Date, Parent and Seller shall cause all Intercompany Agreements to be terminated and of no force and effect, and there shall be no unsatisfied obligations or liabilities thereunder, pursuant to termination agreements in form and substance reasonably satisfactory to Buyer.

        4.4 Access. During the period from the date of this Agreement to and including the Closing Date, Parent and Seller shall cause the Company to permit representatives of Buyer to have reasonable access (at reasonable times, on reasonable prior written notice and in a manner so as not to interfere with the normal business operations of the Company) to the premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company for reasonable business purposes; provided, however, that Parent or Seller may limit access to any premises, properties, records, contracts, documents or personnel to the extent required to comply with any contractual obligations of confidentiality to which Parent, Seller, the Company or the Subsidiary may be bound or to comply with any law or regulations concerning the treatment of classified information. Prior to the Closing, Buyer and its representatives shall not contact or communicate with the employees and customers of the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement except with the prior written consent of Seller, which consent will not be unreasonably withheld.

        4.5 Antitrust. To the extent required under the HSR Act, each of the Parties shall (i) promptly following the execution of this Agreement, file (or cause to be filed) any Notification and Report Forms and related material that it may be required to file with the United States Federal Trade Commission (the "FTC") or the United States Department of Justice (the "DOJ") under the HSR Act,
(ii) use commercially reasonable efforts to obtain an early termination of the applicable waiting period under the HSR Act as a result of the transactions contemplated by this Agreement, and (iii) make any further filings or information submissions pursuant thereto that may be reasonably necessary, proper or advisable. Buyer shall pay all filing fees incurred in connection with such filings under the HSR Act. Each Party hereto shall promptly inform the other of any material communication from the FTC, the DOJ or any other Governmental Entity under any of the Antitrust Laws regarding the transactions contemplated hereby. If a Party or any of their respective Affiliates receives a request for additional information or documentary material from any Governmental Entity under the Antitrust Laws with respect to the transactions contemplated by this Agreement, then such Party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request. Seller shall advise Buyer, and Buyer shall advise Seller, promptly in respect of any understandings, undertakings or agreements (oral or written) which it proposes to make or enter into with the FTC, the DOJ or any other Governmental Entity under the Antitrust Laws regarding the transactions contemplated hereby. For purposes of this Agreement, "Antitrust Laws" shall mean and include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

        4.6 Exclusivity. During the period from the date of this Agreement until the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Article IX), Parent and Seller shall not and shall cause their respective Affiliates and each of the respective officers, directors, employees, representatives and agents of Parent, Seller and their respective Affiliates not to, directly or indirectly, encourage, solicit, initiate, engage or participate in discussions or negotiations with (and to immediately suspend any existing discussions or negotiations with) any Person (other than Buyer) concerning any merger or consolidation involving the Company, any sale of material assets by the Company not in the Ordinary Course of Business, sale of the capital stock of the Company, any joint venture or other business combination involving the Company.

        4.7 Insurance. Seller shall cause the Company to maintain, until the Closing (or such earlier date as this Agreement may be terminated in accordance with Article VII), insurance coverage that is similar to the insurance coverage under the insurance policies identified in Section 2.21 of the Disclosure Schedule.

        4.8 Lockbox Accounts; Certain Payments. Effective at the close of business on the Closing Date, Parent and Seller shall cause all lockbox accounts, blocked accounts and other similar accounts into which payments from third parties to the Company are made to be transferred to Buyer. If, after the Closing Date, Parent or Seller shall receive any money from any lockbox account, blocked account or other similar account of the Company, Parent or Seller, as the case may be, shall hold such amounts in trust for Buyer and promptly remit such amounts to Buyer.

        4.9 Agreements Concerning Real Property Leases. The Parties shall use commercially reasonable efforts to take the actions described in Section 4.9 of the Disclosure Schedule with respect to the Real Property Leases, such actions to be effective, if possible, as of the Closing Date. To the extent that the Parties are unable to take any of the actions described in Section 4.9 of the Disclosure Schedule effective as of the Closing Date, they shall continue to use commercially reasonable efforts to take such actions after the Closing Date and shall, pending the taking of any such action after the Closing Date, work together in good faith to make arrangements between the Parties (including, with limitation, entering into sublease arrangements or occupancy licenses) so as to put the Parties in substantially the same economic position as if all of the actions described in Section 4.9 of the Disclosure Schedule had been effective as of the Closing Date. Each Party shall bear its own legal fees with respect to the foregoing actions and all other costs incurred in connection with the foregoing actions shall be equitably allocated among the Parties.

        4.10 Distribution of Membership Interest in Joint Venture. Prior to the Closing, Seller shall cause the Company to assign or otherwise transfer to Parent or an Affiliate of Parent all of its membership interest in SMD.

        4.11 Elimination of Indebtedness. Parent shall take all such actions as may be necessary to ensure that neither the Company nor the Subsidiary has any Indebtedness as of the Closing Date other than the notes payable in connection with the Company's acquisition of System Simulation Solutions, Inc. that are listed in Section 4.11 of the Disclosure Schedule (it being understood and agreed that any and all liabilities relating to those notes payable that are due and payable by the Company or the Subsidiary on or prior to the first anniversary of the Closing Date shall be included as current liabilities on the Final Closing Date Balance Sheet).

        4.12 Assignment of Certain Contracts. Prior to the Closing, Seller shall cause the Company to assign to an Affiliate of Parent those Contracts listed in Section 4.12 of the Disclosure Schedule.

                                   ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING

        5.1 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver in writing by Buyer) of the following conditions:

                (a) Representations and Warranties. The representations and warranties of Parent and Seller set forth in Article II that are qualified as to materiality or Company Material Adverse Effect shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date, except those representations and warranties that address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as applicable, as of such date.

                (b) Performance. Each of Parent and Seller shall have performed and complied with in all material respects the agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing.

                (c) Officer's Certificate. Each of Parent and Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by its duly authorized officer, to the effect that each of the conditions specified in clauses (a), (b) and (f) of this Section 5.1 is satisfied in all respects.

                (d) Governmental Permits. All requisite Permits necessary, including any such approvals or authorizations under the HSR Act, for the consummation of the transactions contemplated by this Agreement shall have been duly issued or granted and all applicable waiting periods shall have expired or been earlier terminated.

                (e) Certain Consents. Parent and Seller shall have obtained (or caused to be obtained) all of the Consents listed on Section 5.1(e) of the Disclosure Schedule.

                (f)     No Material Adverse Change. Except as set forth in
Section 2.19 of the Disclosure Schedule, since September 30, 2001, there shall not have occurred any Company Material Adverse Effect.

                (g) No Injunction, etc. No action, suit or proceeding shall be pending by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect materially and adversely the right of Buyer to own the Company Shares and to control the Company or (iv) affect materially and adversely the right of the Company or the Subsidiary to own its assets and to operate its businesses, and no such judgment, order, decree, stipulation or injunction shall be in effect.

                (h) Corporate Proceedings. All corporate and other proceedings of Parent and Seller in connection with this Agreement and the transactions contemplated hereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                (i) Closing Documents. Each and every document and instrument required by Section 1.3(b) to be delivered to Buyer at or before the Closing shall have been delivered to Buyer.

                (j) FIRPTA Certificate. Buyer shall have received a certificate of each of Parent and Seller, dated the Closing Date and sworn under penalty of perjury, setting forth its name, address and federal tax identification and stating that it is not a "foreign person" within the meaning of Section 1445 of the Code, such certificate to be in the form set forth in the Treasury Regulations.

                (k) Base Period R&E Information. Seller shall have delivered to Buyer on the Company's letterhead, all information reasonably requested by Buyer relating to the Company's base period research and experimental expenses and any other information reasonably requested by Buyer to allow Buyer to claim research and experimental tax credits in accordance with the relevant sections of the Code and the Treasury Regulations promulgated thereunder.

                (l)     Good Standing Certificates.

                        (i) Parent shall have delivered to Buyer a certificate of good standing from the secretary of state of Parent's organization.

                        (ii) Seller shall have delivered to Buyer a certificate of good standing from each of the secretaries of state of Seller's organization, the Company's organization, the Subsidiary's organization and the states identified in Section 2.1(b) of the Disclosure Schedule.

                (m) Resignations. Except as otherwise instructed by Buyer, Seller shall have delivered to Buyer evidence of the resignation of all the directors and all of the non-operating officers of the Company.

                (n) Incumbency Certificate. Parent and Seller shall have delivered a certificate of incumbency with respect to the office and authority of their respective officers executing this Agreement and the other documents delivered by them at Closing, duly executed by their respective Secretaries or Assistant Secretaries.

                (o) Intercompany Agreements. Each Intercompany Agreement shall have been terminated and of no force and effect, and there shall be no unsatisfied obligations or liabilities thereunder, pursuant to termination agreements in form and substance satisfactory to Buyer.

        5.2 Conditions to Obligations of Parent and Seller. The obligation of each of Parent and Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Parent or Seller, as the case may be) of the following conditions:

                (a) Representations and Warranties. The representations and warranties of Buyer set forth in Article III that are qualified as to materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date, except those representations and warranties that address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as applicable, as of such date.

                (b) Performance. Buyer shall have performed and complied with in all material respects the agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing.

                (c) Officer's Certificate. Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by its duly authorized officer, to the effect that each of the conditions specified in clauses (a) and
(b) of this Section 5.2 is satisfied in all respects.

                (d) Governmental Permits. All requisite Governmental Permits necessary, including any such approvals or authorizations under the HSR Act, for the consummation of the transactions contemplated by this Agreement shall have been duly issued or granted and all applicable waiting periods shall have expired or been earlier terminated.

                (e) Certain Consents. Buyer shall have obtained (or caused to be obtained) all of the Consents listed in Section 5.2(e) of the Disclosure Schedule.

                (f) Corporate Proceedings. All corporate and other proceedings of Buyer in connection with this Agreement and the transactions contemplated hereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to Seller and its counsel, and Seller and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                (g) No Injunction, etc. No action, suit or proceeding shall be pending by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect.

                (h) Closing Documents. Each and every document and instrument required by Section 1.3(b) to be delivered to Seller at or before the Closing shall have been delivered to Seller.

                                   ARTICLE VI
                                 INDEMNIFICATION

        6.1 Indemnification by Parent and Seller. Subject to the terms and conditions of this Article VI, Parent and Seller, jointly and severally, shall defend, indemnify and hold harmless Buyer, its Affiliates (including, after the Closing, the Company and the Subsidiary) and their respective successors, officers, directors, shareholders, employees, agents, trustees, advisers, lenders and representatives (collectively, the "Buyer Indemnitees"), from and against, and pay or reimburse the Buyer Indemnitees for, any and all claims, debts, obligations, liabilities (including Tax liabilities), monetary damages, fines, fees, penalties, interest obligations, deficiencies, judgments, proceedings, losses, costs and expenses (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including without limitation reasonable out-of-pocket expenses, consulting fees, court costs, expert witness fees and reasonable attorneys' fees and expenses incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Damages"), resulting from, arising out of or relating to:

                (a) any misrepresentation or breach of warranty of Parent or Seller contained in this Agreement or the certificate of Parent or the certificate of Seller delivered at the Closing pursuant to Section 5.1(c);

                (b) any failure of Parent or Seller to perform any covenant or agreement made or contained in this Agreement or fulfill any obligation in respect thereof;

                (c) any failure of Seller to have and transfer to Buyer good and valid title to the issued and outstanding Company Shares free and clear of any Share Encumbrances;

                (d) any Environmental Liabilities and Costs arising from, relating to, in respect of or incurred in connection with conditions existing or events occurring prior to the Closing;

                (e) SMD or the conduct of the business operated by SMD, including any existing, historical or future liability or commitment of SMD, the Company's ownership interest in SMD or the assignment or other transfer of the Company's equity interest in SMD to Parent or an Affiliate of Parent as contemplated by Section 4.10;

                (f) the items set forth in Section 2.10 of the Disclosure Schedule; or

                (g) the earnout payments due in respect of the Company's acquisition of System Simulation Solutions, Inc. and set forth in item 1 of
Section 2.6 of the Disclosure Schedule (which earnout payments shall be the responsibility of and shall be paid by Parent and Seller); or

                (h) the Contracts listed in Section 4.12 of the Disclosure Schedule.

        6.2 Indemnification by Buyer. Subject to the terms and conditions of this Article VI, from and after the Closing, Buyer shall defend, indemnify and hold harmless Parent, Seller, their respective Affiliates and their respective successors, officers, directors, shareholders, employees, agents, advisers, lenders and representatives (collectively, the "Seller Indemnitees"), from and against, and pay or reimburse the Seller Indemnitees for, any and all Damages resulting from, arising out of or relating to:

                (a) any misrepresentation or breach of warranty of Buyer contained in this Agreement or the certificate of Buyer delivered at the Closing pursuant to Section 5.2(c);

                (b) any failure of Buyer to perform any covenant or agreement of Buyer made or contained in this Agreement or fulfill any obligation in respect thereof; or

                (c) the conduct of the business or operations of the Company following the Closing, in each case except as otherwise specifically provided for in this Agreement or in any other Transaction Document and except for any Damages that result from actions taken by Parent, Seller, the Company or any of their respective Affiliates prior to the Closing; provided, however, that this
Section 6.2(c) shall not apply with respect to any Damages in respect of which Parent or Seller have an indemnification obligation hereunder or for which Parent or Seller are responsible hereunder after the Closing.

        6.3     Claims for Indemnification.

                (a) Third-Party Claims. A Person entitled to indemnification under this Article VI (an "Indemnified Party") shall give prompt written notification to the Person from whom indemnification is sought (the "Indemnifying Party") of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is actually damaged as a result of such failure to give notice. Within 30 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense; provided, however, that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that, based on advice from counsel, the Indemnifying Party and the Indemnified Party have conflicting interests or defenses with respect to such action, suit, proceeding or claim, then the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to the entry of any judgment without the prior written consent of the Indemnifying Party which shall not be unreasonably withheld or delayed. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to the entry of any judgment that does not include a complete, general and unconditional release of the Indemnified Party or Parties from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party or Parties without the prior written consent of the Indemnified Party or Parties.

                (b) Procedure for Other Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article VI which is not subject to Section 6.3(a) shall deliver to the Indemnifying Party a written notice (a "Claim Notice") which contains (i) a description and the amount (to the extent then known and quantifiable) (the "Claimed Amount") of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. Within 30 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (A) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (B) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (C) contest that the Indemnified Party is entitled to indemnification or to receive any of the Claimed Amount (in which case the response shall be accompanied by a reasonably detailed description of the reason for such contest). If the Indemnifying Party in such response contests the right to indemnification or the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within 30 days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to arbitration in accordance with the provisions of
Section 10.15.

                (c) Environmental Actions. If, after the Closing Date, Parent or Seller is required to perform any investigation, monitoring, clean-up, containment, response, removal, remedial, compliance or other action relating to any Environmental Liabilities and Costs for which Parent or Seller are obligated to defend, indemnify and hold Buyer Indemnities harmless pursuant to Section 6.1 (such work is referred to herein as the "Environmental Actions"), then Parent or Seller, as the case may be, shall perform, or cause to be performed, the Environmental Action(s) subject to the limitations contained in Section 6.5. In connection with such performance, Parent or Seller, as the case may be, shall have (i) the continuing right of access to the property during normal business hours, and (ii) the exclusive right to manage and control all Environmental Actions undertaken pursuant to this Section 6.3(c), including selection of any contractor or consultant, any contracts entered into with such parties, any disclosures to or agreements with any public or private agencies relating to the Environmental Action and any written plan for the particular Environmental Action, subject to the requirements of this Agreement, and Buyer shall reasonably cooperate with Parent's or Seller's, as the case may be, efforts to carry out its obligations under this Agreement, including by executing any documents reasonably requested by Parent or Seller; provided, however, that Buyer shall not be required to execute any document which will cause Buyer to incur any additional liability or obligations hereunder under Applicable Law or otherwise. Parent and Seller shall conduct the Environmental Actions:

                (A) using an environmental consulting firm reasonably acceptable to Buyer;

                (B) in a manner which does not impair the use, in any material respect, of any of the Leased Real Property as currently used, including refusing to accept any deed restriction which may impair such use, in any material respect, of any of the Leased Real Property; and

                (C) in a manner consistent with Buyer's reasonable security requirements, and which minimizes the intrusion upon business operations, including providing reasonable notice at least 24 hours prior to entry.

        6.4     Survival.

                (a) Except as otherwise provided in this Section 6.4, the representations and warranties of Parent, Seller and Buyer set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the end of the eighteen-month period immediately following the Closing Date, at which time they shall expire. Notwithstanding the foregoing, (i) the representations and warranties of Parent and Seller contained in Sections 2.1, 2.2 and 2.3 and of Buyer contained in Sections 3.1 and 3.2 shall survive the Closing and the consummation of the transactions contemplated hereby without limitation, (ii) the representations and warranties contained in Sections 2.7, 2.8 and 2.16 shall survive the Closing and the consummation of the transactions contemplated hereby for the period of time equal to the applicable statute of limitations in respect of claims relating thereto. The covenants and agreements of Parent, Seller and Buyer set forth herein shall survive the Closing and the consummation of the transactions contemplated hereby.

                (b) Any claim relating to a representation or warranty set forth herein that is properly asserted in writing pursuant to Section 6.3 prior to the expiration of the applicable survival period, if any, as provided in
Section 6.4(a) of the representation or warranty that is the basis for such claim shall survive until such claim is finally resolved and satisfied.

        6.5     Limitations.

                (a) Except with respect to claims (i) based on fraud, criminal activity, intentional misrepresentation or intentional misconduct, or
(ii) made pursuant to Article VIII, and subject to Section 10.13, the rights of the Indemnified Parties under this Article VI shall be the sole and exclusive remedies of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

                (b) Notwithstanding anything to the contrary contained in this Agreement, each of the following limitations shall apply:

                        (i) Parent and Seller shall not be required to indemnify Buyer Indemnitees with respect to any claim for indemnification pursuant to Section 6.1(a) unless and until the aggregate amount of all claims for indemnification under Section 6.1(a) exceeds $400,000, at which point Buyer Indemnitees shall be entitled to indemnification only for the amount by which such claims exceed such $400,000 amount. After the aggregate amount of all claims exceeds $400,000, claims may be asserted regardless of amount. The limitations contained in this Section 6.5(b)(i) shall not apply with respect to claims for indemnification relating to Section 2.7.

                        (ii) The aggregate liability of Parent and Seller for monetary Damages with respect to claims for indemnification pursuant to Section 6.1(a) shall not exceed

$10,000,000, subject, however, to the other provisions of this Section 6.5. The limitations contained in this Section 6.5(b)(ii) shall not apply with respect to claims for indemnification relating to Section 2.7.

                        (iii) Buyer shall not be required to indemnify the Seller Indemnitees with respect to any claim for indemnification pursuant to
Section 6.2(a) unless and until the aggregate amount of all claims for indemnification under Section 6.2(a) exceeds $400,000, at which point, the Seller Indemnitees shall be entitled to indemnification only for the amount by which such claims exceed such $400,000 amount. After the aggregate amount of all claims exceeds $400,000, claims may be asserted regardless of amount.

                        (iv) The aggregate liability of Buyer for monetary Damages under this Agreement shall not exceed $10,000,000.

                (c) Neither Parent nor Seller shall have any right of contribution against the Company or the Subsidiary with respect to any breach by Seller or Parent of any of their representations, warranties, covenants or agreements.

                (d) The amount of any Damages for which indemnification is provided under this Article VI shall be reduced by any related recoveries that the Indemnified Party actually receives pursuant to any insurance policies or other related payments actually received from non-Affiliate third parties and any Tax benefits actually received by the Indemnified Party or any of its Affiliates within one year of the date such Damages were paid on account of the payment of such Damages.

                (e) Notwithstanding anything to the contrary in this Agreement, Buyer shall not be entitled to make any claim for indemnification with respect to any matter to the extent the Base Purchase Price (as the same may have been adjusted pursuant to Section 1.5) has been adjusted to reflect such matter pursuant to Section 1.4 and the amount of any Damages for which indemnification is provided under this Article VI shall be calculated net of any accruals, reserves or provisions reflected in the Final Closing Date Balance Sheet that relate to the nature of the claim from which such Damages arose. By way of illustration, this shall mean that, subject to the other provisions herein, Seller shall be responsible for, and Buyer may make, a claim relating to accounts receivable only after indemnifiable Damages relating to accounts receivable exceed the reserve for doubtful accounts reflected in the Final Closing Date Balance Sheet; however, such reserve for doubtful accounts shall not affect Seller's responsibility for, or Buyer's ability to make, any claim for indemnifiable Damages relating to, for example, Intellectual Property.

        6.6 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Adjusted Purchase Price.

                                  ARTICLE VII
                                  TERMINATION

        7.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing as provided below:

                (a) the Parties may terminate this Agreement by mutual written consent;

                (b) Buyer may terminate this Agreement by giving written notice to Parent and Seller if (i) the representations and warranties of Parent and Seller that are qualified by materiality shall not have been true and correct as of the date when made or the representations and warranties of Parent and Seller that are not so qualified shall not have been true and correct in all material respects as of the date when made, or (ii) if any of the conditions set forth in Section 5.1 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. Los Angeles time on January 31, 2002, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing or in each case unless such breach is not remedied within fifteen (15) business days of delivery of written notice thereof;

                (c) Parent and Seller may terminate this Agreement by giving written notice to Buyer if (i) the representations and warranties of Buyer that are qualified by materiality shall not have been true or correct as of the date when made or the representations and warranties of Buyer that are not so qualified shall have been true and correct in all material respects as of the date when made, or (ii) if any of the conditions set forth in Section 5.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. Los Angeles time on January 31, 2002, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing or in each case unless such breach is not remedied within fifteen (15) business days of delivery of written notice thereof;

                (d) Buyer may terminate this Agreement by giving written notice to Parent and Seller if the Closing shall not have occurred pursuant hereto by 5:00 p.m. Los Angeles time on or before January 31, 2002 (unless such failure results from a breach by Buyer of this Agreement); or

                (e) Parent and Seller may terminate this Agreement by giving written notice to Buyer if the Closing shall not have occurred pursuant hereto by 5:00 p.m. Los Angeles time on or before January 31, 2002 (unless such failure results from a breach by Parent or Seller of this Agreement).

        7.2     Effect of Termination.

                (a) Except as set forth in Section 7.2(b), if either Party terminates this Agreement pursuant to Section 7.1, this Agreement will become void and have no effect and all obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party.

                (b) Termination of this Agreement pursuant to Section 7.1(b) or Section 7.1(c) by reason of a breach by either Party prior to the time of such termination of this Agreement shall not relieve the defaulting or breaching Party (whether or not it is the terminating Party) from any liability to the other Party (including pursuant to Article VI).

                                  ARTICLE VIII
                                   TAX MATTERS

        8.1     Preparation and Filing of Tax Returns.

                (a) Seller shall prepare and timely file or shall cause to be prepared and timely filed the following Tax Returns with respect to the Company or in respect of its businesses, assets or operations:

                        (i) All Tax Returns for any Taxes for any taxable period ending on or before the Closing Date imposed upon, or measured by, income; and

                        (ii) All other Tax Returns required to be filed (taking into account extensions) prior to the Closing Date.

                (b) Buyer shall prepare and timely file or shall cause to be prepared and timely filed all other Tax Returns with respect to the Company or in respect of its businesses, assets or operations.

                (c) Any Tax Return to be prepared and filed by Buyer for taxable periods beginning on or before the Closing Date and ending after the Closing Date shall, to the extent permitted by Applicable Law, be prepared on a basis consistent with the last previous Tax Return of the Company. At Seller's request, Buyer shall provide Seller a copy of such state and local Tax Returns (or at the Buyer's option pro-forma state and local returns) promptly after filing.

        8.2     Tax Indemnification by Parent and Seller.

                (a) Parent and Seller shall, jointly and severally, indemnify Buyer Indemnitees in respect of, and hold the Buyer Indemnitees harmless against, any and all of the following Taxes (and any and all related Damages) with respect to the Company:

                        (i) Any and all Taxes in respect of the Company or for which the Company may be liable for any taxable period ending (or deemed pursuant to Section 8.4(b) to end) on or before the Closing Date;

                        (ii) Any liability or obligation of the Company for Taxes for periods ending on or before the Closing Date under Treasury Regulation
Section 1.1502-6 or under any comparable or similar provision under state, local or foreign laws, rules or regulations or as a result of the Company being a member of a group with which it has filed or been included in a combined, consolidated or unitary income Tax Return; and

                        (iii) Any Taxes arising out of, relating to, or in connection with a breach of the representations and warranties contained in
Article II.

                (b) Notwithstanding the foregoing, neither Parent nor Seller shall indemnify Buyer Indemnities in respect of, or hold Buyer Indemnitees harmless against, the federal Tax liability incurred by Decision Science Applications, Inc. prior to its acquisition by the Company and accrued for on the Baseline Balance Sheet or any related Damages, in an amount up to but not to exceed $767,128 (the "Acquired Tax Liability"). Buyer shall pay and be responsible for the Acquired Tax Liability. Parent and Seller shall pay and be responsible for any such federal Tax liability or any related Damages in respect of such federal Tax liability in excess of the Acquired Tax Liability.

                (c) The Parties agree that to the maximum extent allowable under applicable Tax laws, amounts payable to Buyer Indemnitees pursuant to this
Section 8.2 shall be treated (and reported on all applicable Tax Returns) as adjustments to the Adjusted Purchase Price.

        8.3     Tax Indemnification by Buyer.

                (a) Buyer shall indemnify the Seller Indemnitees in respect of, and hold the Seller Indemnitees harmless, against any and all Taxes (and any and all related Damages) with respect to the Company for any taxable period beginning (or deemed pursuant to Section 8.4(b) to begin) after the Closing Date.

                (b) The Parties agree that to the maximum extent allowable under applicable Tax laws, amounts payable to the Seller Indemnitees pursuant to this Section 8.3 shall be treated (and reported on all applicable Tax Returns) as adjustments to the Adjusted Purchase Price.

        8.4     Allocation of Certain Taxes.

                (a) The Parties agree that if the Company is permitted but not required under applicable state, local or foreign Tax laws to treat the Closing Date as the last day of a taxable period, the Parties shall treat such day as the last day of a taxable period. The Parties agree that they will treat the Company as if it ceased to be part of the affiliated group of corporations of which Parent and Seller are members within the meaning of Section 1504 of the Code, and any comparable or similar provision of state, local or foreign laws, rules or regulations, as of 11:59 p.m., local time, on the Closing Date.

                (b) Any Taxes for a taxable period ending after the Closing Date with respect to the Company shall be paid by Buyer and/or the Company, and the Taxes for such period shall be apportioned for purposes of Section 8.2 and
Section 8.3 between the Parties based on the actual operations of the Company during the portion of such period ending on the Closing Date, if any, and the portion of such period beginning on the day following the Closing Date, and for purposes of the provisions of Sections 8.2, 8.3 and 8.5, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period).

                (c) Parent and Seller shall make any payment of Taxes apportioned under Section 8.4(b) for which they are liable under Section 8.2(a)(i) to Buyer not later than five business days prior to the due date for the payment of such Taxes (including estimated Taxes).

        8.5     Refunds and Carrybacks.

                (a) Seller shall be entitled to an amount equal to any refunds (including any interest paid thereon) or credits of Taxes attributable to taxable periods ending (or deemed pursuant to Section 8.4(b) to end) on or before the Closing Date. Buyer shall promptly notify Seller in writing of any Tax refund(s) received by or payable to the Company after the Closing in respect of periods before or including the Closing Date.

                (b) Buyer, the Company and/or their Affiliates, as the case may be, shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes attributable to taxable periods beginning (or deemed pursuant to Section 8.4(b) to begin) after the Closing Date.

                (c) Buyer shall, or shall cause the Company promptly to, forward to or reimburse Seller for any refunds (including any interest paid thereon) or credits due Seller (pursuant to the terms of this Agreement) after receipt thereof, and Parent and Seller shall promptly forward to Buyer or the Company or reimburse Buyer or the Company for any refunds (including any interest paid thereon) or credits due Buyer or the Company after receipt thereof.

                (d) Buyer, Parent and Seller agree that the Company shall not carry back in respect to any consolidated, combined or unitary Tax Return any item of loss, deduction or credit which arises in any taxable period ending after the Closing Date to any taxable period ending on or before the Closing Date.

                (e) Neither Parent nor Seller nor any of their respective Affiliates will elect to retain any net operating loss carryovers of the Company under Regulation Section 1502-20(g).

        8.6     Cooperation on Tax Matters; Tax Audits.

                (a) In addition to the agreements of the Parties set forth in Section 9.1, the Parties and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one Party could reasonably require the assistance of the other Party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages to the extent related to the Company illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such Party's possession requested by the Party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation provision of powers of attorney for the purpose of signing Tax Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any applicable Governmental Entity responsible for the imposition of Taxes (a "Taxing Authority") which relate to the Company, and providing copies of all relevant Tax Returns to the extent related to the Company, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and Tax basis of property, which the requested Party may possess. The Parties and their respective Affiliates shall make their respective employees and facilities available on a mutually convenient basis to explain any documents or information provided hereunder. Each Party shall be reimbursed for such assistance in the manner provided for in
Section 9.1(c).

                (b) Parent and Seller shall have the right, at their own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Closing Date with respect to the Company. Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to the Company; provided that, with respect to (i) any state, local or foreign Taxes for any taxable period beginning before the Closing Date and ending after the Closing Date, and (ii) any item the adjustment of which may cause Parent or Seller to become obligated to make any payment pursuant to
Section 8.2(a) hereof, Buyer shall consult with Parent and Seller with respect to the resolution of any issue that would affect Parent and Seller.

        8.7 Termination of Tax-Sharing Agreements. All Tax sharing agreements or similar arrangements with respect to or involving the Company shall be terminated prior to the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

                                   ARTICLE IX
                               FURTHER AGREEMENTS

        9.1     Access to Information; Record Retention; Cooperation.

                (a) Access to Information. Subject to compliance with Applicable Laws regarding classified information, for the six-year period from and after the Closing, each Party shall (and shall cause its accountants, counsel, consultants, employees and agents to) afford to the other Party and to its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to third parties possessing information and providing reasonable access to its own employees who are in possession of relevant information) and duplicating rights during normal business hours (with reasonable prior notice and in a manner not unduly interfering with such Party's business) to all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information (collectively, "Information") within the possession or control of such Party or its Affiliates, relating to the Company or its businesses or operations prior to the Closing, insofar as such access is reasonably required by the other Party. Information may be requested under this
Section 9.1(a) for any financial reporting and accounting matters, preparing or verifying financial statements, preparing and filing of any Tax Returns, prosecuting any claims for refund, defending any Tax claims or assessment, preparing securities law or exchange filings, prosecuting, defending or settling any litigation, Environmental Matter or insurance claim and complying with any governmental proceeding or audit, performing this Agreement and the transactions contemplated hereby.

                (b) Access to Personnel. Subject to compliance with Applicable Laws regarding classified information, for the six-year period from and after the Closing, each Party shall use reasonable efforts to make available to the other Party (upon reasonable prior notice and in a manner not unduly interfering with such Party's business), such Party's and its Affiliates' officers, directors, employees and agents to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting Party may from time to time be involved relating to the Company or its business or operations prior to the Closing or for any other matter referred to in Section 9.1(a).

                (c) Reimbursement. A Party providing Information or personnel to the other Party under Section 9.1(a) or Section 9.1(b) shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Information; provided, however, that no such reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to employees or directors of the providing Party or its Affiliates.

                (d) Retention of Records. Except as otherwise required by Applicable Law or agreed to in writing by the Parties, each Party shall (and shall cause its Affiliates to) use reasonable efforts to preserve all material Information in its possession pertaining to the Company and its business and operations prior to the Closing until the sixth anniversary of the Closing Date. Notwithstanding the foregoing, in lieu of retaining any specific material Information, any Party may offer in writing to the other Party to deliver such Information to the other Party and, if such offer is not accepted within 90 days, the offered Information may be disposed of at any time.

                (e) Confidentiality. Each of Buyer, Parent and Seller shall hold, and shall use reasonable efforts to cause their respective Affiliates, consultants and advisors to hold, in strict confidence all Information concerning the other Party furnished to it by the other Party or the other Party's representatives at any time prior to Closing or pursuant to this Section
9.1 (except to the extent that such Information (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving Party in violation of the terms of this Section 9.1, (ii) was within the possession of the receiving Party prior to it being furnished to the receiving Party by or on behalf of the other Party pursuant hereto, provided that the source of such information was not known by the receiving Party at the time of receipt to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any other party with respect to such information, (iii) is or becomes available to the receiving Party from a source other than the other Party, provided that such source is not, to the knowledge of the receiving Party at the time of receipt, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any other party with respect to such information, or (iv) was or is independently developed by the receiving Party without utilizing any Information or violating any of the receiving Party's obligations under this Agreement), and each Party shall not release or disclose such Information to any other Person (except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, in which case they shall be advised of the restrictions contained herein in respect of such Information and such Party shall cause them not to release or disclose such Information), unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of Applicable Law; provided, however, that in the case of disclosure compelled by judicial or administrative process, the disclosing Party shall (unless expressly prohibited by Applicable Law) notify the non-disclosing Party promptly of the request or requirement so that the non-disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 9.1(d). If, in the absence of a protective order or the receipt of a waiver hereunder, a Party is, on the advice of counsel, compelled to disclose any Information by judicial or administrative process, such Party may so disclose the Information; provided further, however, that, at the written request of the non-disclosing Party, the disclosing Party shall use commercially reasonable efforts to obtain, at the expense of the non-disclosing Party an order or other assurance that confidential treatment will be accorded to such portion of the Information required to be disclosed.

        9.2 Director and Officer Indemnification. From and after the Closing, Buyer shall not take any action to alter or impair any exculpatory or indemnification provisions, now existing in the charter or bylaws of the Company or the Subsidiary, for the benefit of any individual who served as a director or officer of the Company at any time prior to the Closing Date, except for any changes that may be required to conform with changes in Applicable Law and any changes that do not affect the application of such provisions to acts or omissions of such individuals prior to the Closing Date.

        9.3 Certain Retention and Severance Agreements. Buyer shall pay and be responsible for any Severance Benefit (as defined in Section 2.29 of the Disclosure Schedule). Parent shall pay and be responsible for any Retention Bonus (as defined in Section 2.29 of the Disclosure Schedule).

        9.4 Further Assurances. At any time and from time to time after the Closing, as and when requested by any Party hereto and at such Party's expense, the other Party shall promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

        9.5 Acknowledgements by Buyer. THE REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER, EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT, INCLUDING THE DISCLOSURE SCHEDULES, CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE WHETHER EXPRESS, IMPLIED OR STATUTORY (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANY) ARE SPECIFICALLY DISCLAIMED BY PARENT AND SELLER.

        9.6     Certain Employee Benefits Matters

                (a) For a period of at least 12 months following the Closing, Buyer shall provide (or shall cause the Company to provide) each employee who is employed by the Company as of the Closing Date (a "Continuing Employee") with compensation and employee benefits (other than stock or other equity or equity-linked based plans) which are substantially comparable in the aggregate to those provided by the Company as of the date hereof. Buyer acknowledges that the Company Plans are all sponsored by Parent and that, after the Closing, all employee benefits will be provided to employees of the Company under plans sponsored by Buyer or an Affiliate of Buyer. Buyer agrees (i) to waive or have the Company waive any waiting period or limitations regarding pre-existing conditions with respect to Continuing Employees and their beneficiaries under any group health or other benefit plan maintained by Buyer for the benefit of any Continuing Employees after the Closing (but only to the extent that there would have been no such waiting period or limitations under the Company Plans if the transactions contemplated hereby had not been consummated), (ii) to credit any covered expenses incurred by any employee under Parent's group health plan prior to the Closing towards any deductibles, limits or out-of-pocket maximums under any group health plan maintained by Buyer for the benefit of any Continuing Employees after the Closing, (iii) to credit the service of each Continuing Employee with the Company or any of its Affiliates prior to the Closing for the purposes of determining such continuing Employee's Years of Service under plans maintained by Buyer for the benefit of any Continuing Employee after the Closing, (iv) subject to Section 9.3, provide severance benefits to Continuing Employees terminated without cause within 12 months of the Closing that are at least equal to the severance that would have been provided by the Company under the Company's severance plans in effect immediately prior to the Closing, and (v) provide continuation health care coverage to all Continuing Employees and their qualified beneficiaries who incur a qualifying event on and after the Closing Date in accordance with the continuation health care coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

                (b) Parent and Seller will cause the Seller's Retirement Savings 401(K) Plan (the "Existing 401(K) Plan") to be amended to provide that the transaction contemplated by this Agreement shall be a distributable event under the Existing 401(K) Plan. Buyer will amend its 401(K) Plan to accept rollover contributions and direct rollovers from the Continuing Employees, including any outstanding loans held under the Existing 401(K) Plan. In addition, Buyer shall assume responsibility for the cafeteria plan which is maintained under Section 125 of the Code for the benefit of the Continuing Employees of the Company, and Seller shall provide to Buyer prior to the Closing Date a list of those Continuing Employees participating in the cafeteria plan, together with a list of their elections made prior to the Closing Date, and any balances in their respective accounts as of the Closing Date.

        9.7     Covenant Not to Compete.

                (a) During the period commencing on the Closing Date and continuing until the third anniversary of the Closing Date (the "Noncompetition Period"), neither Parent nor Seller shall (and each of Parent and Seller shall cause each of its Affiliates not to), directly or indirectly, compete anywhere in the world with Buyer, the Company or any of their Affiliates with respect to
(i) the provision of services by the Company or the Subsidiary (including extensions of such services) of the type provided under the terms of any Government Contract or task order to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of their respective properties or assets are bound and under which any such Person continues to have any obligation, in each case, as of the Closing Date, or (ii) any follow-on Government Contract or task order relating to the provision of services (including extensions of such services) of the type provided under the terms of any Government Contract or task order referred to in clause (i) of this sentence. As used in the foregoing sentence, the term "compete" shall be limited to the provision of services under the terms of a Government Contract of the type provided by the Company and the Subsidiary on the Closing Date (including extensions of such services) in the form of systems engineering, program integration services, information technology services, modeling and simulation support, and advanced scientific research, and shall not include bid or proposal management services or competitive strategy consulting services (in each case, with respect to Government Contracts or otherwise), even though such services may be provided to a competitor of Buyer or the Company. The terms of this
Section 9.7(a) are not intended to, and shall not apply to, any Person who acquires all or substantially all of the business of Parent after the date hereof (other than a Person who is an Affiliate of Parent prior to such acquisition unless such Person becomes an Affiliate solely to effect such acquisition) by way of merger, sale of the capital stock of Parent or sale of all or substantially all of the assets of Parent.

                (b) During the Noncompetition Period, each of Parent and Seller will not (and will cause its Affiliates and its directors and officers and their respective Affiliates not to), on its behalf or on behalf of any other Person, directly or indirectly, (a) solicit or hire or engage, whether as an employee, consultant or otherwise, any Person who has been engaged, whether as an employee, consultant or otherwise, by the Company at any time during the 12 months immediately preceding such solicitation, hiring or engagement; provided, however, that the foregoing shall not prohibit Parent and Seller or any of their respective Affiliates from (i) soliciting, hiring or engaging any person who was terminated by the Company (or Buyer or an Affiliate of Buyer) after the Closing Date or who resigned after the Closing Date under circumstances that would constitute constructive termination (e.g., substantial change in job or salary, required relocation, etc.), or (ii) placing any general advertisements for employees so long as such general advertisements are not directed to any employees of the Company or from hiring or engaging any employee, consultant or otherwise in response thereto; or (b) knowingly induce any Person who is an agent, contractor, customer of the Company to leave, stop selling to or stop buying from the Company.

                (c) The Parties hereto agree that the foregoing covenants in this Section 9.7 are reasonable under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to, and shall, modify such provision or provisions of such covenants to the extent the court determines such covenants are not reasonable and to enforce such covenants as so amended. Parent and Seller agree that any breach of such covenants would irreparably injure the Company. Accordingly, each of Parent and Seller agrees that Buyer may enforce the provisions hereof and, in addition to pursuing any other remedies it may have in law or in equity, may seek an injunction against Parent or Seller from any court having jurisdiction over the matter restraining any violation by Parent or Seller of such covenants. Each of Parent and Seller agrees that the existence of any claim or cause of action by it against Buyer shall not constitute a defense to the enforcement of such covenants. Each of Parent and Seller agrees that a breach of such covenants will automatically toll and suspend the running of the Noncompetition Period.

        9.8 Insurance. Each of Parent and Seller shall (and shall cause its Affiliates to) reasonably cooperate with Buyer and Buyer will reimburse Seller or its Affiliates for any reasonable, direct, out-of-pocket expenses incurred by any of them and paid to any unaffiliated third party in connection with such cooperation) in order to afford the Company the full benefit of all insurance policies and all rights thereunder (including rights to causes of action, lawsuits, claims and demands, rights of recovery and set-off) covering the assets, properties and business of the Company, and proceeds under or with respect to such insurance policies, for periods prior to the Closing to the extent claims thereunder relate to any of the assets, properties and business or liabilities of the Company.

        9.9 Names and Logos. After the Closing, Buyer will not use (and will cause each of its Affiliates not to use) the Name "Emergent Information Technologies", or any similar Name or any Logo incorporating such Name or any similar Name in any manner, including in connection with the sale of any products or services or otherwise in the conduct of its business; provided, however, that during a transition period of not more than three months, Buyer and its Affiliates may use pursuant to a license agreement (a "Logo License Agreement") at no cost to be entered into prior to the Closing, any stationery or similar items used in the business of the Company or the Subsidiary any such Name or Logo. Promptly after the Closing, Buyer shall amend the Articles of Incorporation of the Company to change the name of the Company as appropriate to comply with the foregoing sentence.

        9.10 Government Audit Assistance. Each Party and its Affiliates shall furnish each other Party with such assistance as may be reasonably requested by such other Party in Government Contract audits and Tax audits.

        9.11 Notices of Certain Events. Prior to or after the Closing, Parent and Seller shall notify Buyer promptly upon becoming aware of:

                (a) any notice or other written communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                (b) any notice or other written communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                (c) any actions, suits, charges, complaints, claims, investigations or proceedings commenced or threatened against, relating to, involving or otherwise affecting the Company or any of its assets or properties, including the Leased Real Property, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
2.14 or which relate to the consummation of the transactions contemplated by this Agreement; and

                (d) any change that (i) has had, individually or in the aggregate with all other changes, a Company Material Adverse Effect, or (ii) materially impairs or delays the ability of Parent or Seller to effect the Closing.

        Parent's and Seller's notification of Buyer of any of the events set forth above in accordance with this Section 9.11 shall not be deemed to cure any related breaches of the representations, warranties, covenants or agreements contained in this Agreement, nor shall the failure of Buyer to take any action with respect to such notice be deemed a waiver of any such breach or breaches.

        9.12 Audit Assistance. Each Party shall accord to the other Party and such other Party's independent auditors reasonable assistance and access, during normal business hours and with reasonable prior notice, to any books and records of the Company retained by such Party to enable the other Party to prepare financial statements required under the rules and regulations of the U.S. Securities and Exchange Commission ("SEC") and for any other reasonable purpose. Reimbursement for actions taken by any Party at the request of the other Party shall be payable in the manner provided for in Section 9.1(c).

        9.13 Certain Permitted Liens. Parent, Seller and their respective Affiliates will not suffer or permit any of the material assets of the Company to be foreclosed upon as a result of those Security Interests specified in clause (iii) of the definition thereof in connection with any Taxes for which Parent or Seller are liable or responsible under this Agreement.

        9.14 Property of the Other Party. After the Closing, each Party promptly shall deliver (and shall cause its Affiliates to deliver) to the other Party any mail, documents, cash, checks or other property that belongs to the other Party and shall hold the same in trust for the other Party until such delivery. Parent and Seller shall reimburse the Company for any checks or other instruments of payment, dated or drawn prior to the Closing, but paid after the Closing, except to the extent that the amount of any such checks or other instruments of payment is included as current liability in the Final Closing Date Balance Sheet.

                                   ARTICLE X
                                 MISCELLANEOUS

        10.1 Press Releases and Announcements. No Party shall issue (and each Party shall cause its Affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by Applicable Law or stock market or exchange rule (in which case the disclosing Party shall advise the other Party and the other Party shall have the right to review such press release or announcement prior to its publication). Buyer acknowledges that Parent believes that it will be required by Applicable Law or stock market or exchange rules to make a press release concerning this transaction as a result of the execution of this Agreement and hereby consents to such release, provided that Seller shall provide a copy thereof to Buyer for review prior to its release.

        10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates; provided, however, that the provisions of Article VI and Section 9.2 are intended for the benefit of the entities and individuals specified therein and their respective legal representatives, successors and assigns.

        10.3 Action to be Taken by Affiliates. The Parties shall cause their respective Affiliates to comply with all of the obligations specified in this Agreement to be performed by such Affiliates. Prior to the Closing, the Company will be deemed to be an Affiliate of Parent and Seller and not of Buyer. Following the Closing, the Company will be deemed to be an Affiliate of Buyer and not of Parent and Seller.

        10.4 Entire Agreement. This Agreement (including the Disclosure Schedule and the Exhibits hereto) and Section 3 of the Confidentiality Agreement, dated August 21, 2001 (the "Confidentiality Agreement"), between Buyer and Quarterdeck Investment Partners, LLC, constitute the entire agreement between Buyer and its Affiliates, on the one hand, and Parent, Seller and their respective Affiliates, on the other hand. This Agreement supersedes any prior understandings, agreements, or representations by or between Buyer and its Affiliates, on the one hand, and Parent, Seller and their respective Affiliates, on the other hand, whether written or oral, with respect to the subject matter hereof (including the Confidentiality Agreement, other than Section 3 thereof).

        10.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No

Party may assign either this Agreement or any of its rights, interests, or obligations hereunder (whether by merger, sale of stock, sale of all or substantially all of the assets or business, by operation of law or otherwise) without the prior written approval of the other Party, such consent not to be unreasonably withheld or delayed; provided, however, that either Party may, without the prior consent of the other Party, assign or otherwise transfer its rights and obligations hereunder to (a) any of its Affiliates; provided, however, that such Affiliate remains an Affiliate of such Party at all times following such assignment or other transfer and such Party continues to be responsible for its obligations hereunder; or (b) any successor-in-interest to substantially all of the assignor's business (whether by stock sale, asset sale or otherwise) or (c) in the case of Buyer, any successor-in-interest to substantially all of the Company's business (whether by stock sale, asset sale or otherwise. Any assignment under this Section 10.5 shall not relieve the assigning party of any of its obligations hereunder.

        10.6 Counterparts; Facsimile Signatures. This Agreement may be executed with counterpart signature pages or in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

        10.7 Headings. The table of contents and headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.8 Notices. All notices, requests, demands, claims, waivers and other communications (each, a "Notice") hereunder shall be in writing. Any Notice shall be: (a) sent by a reputable courier service guaranteeing delivery within one business day, (b) personally delivered; or (c) sent by facsimile, provided electronic confirmation of successful transmission is received by the sending Party and a confirmation copy is sent on the same day as the facsimile transmission by reputable courier service guaranteeing delivery within one business day or by certified mail, return receipt requested (postage prepaid), in each case to the intended recipient as set forth below:

               If to Parent or Seller:  Emergent Information Technologies, Inc.
                                        4695 McArthur Court, 8th Floor
                                        Newport Beach, CA  92660
                                        Attention: Chief Executive Officer
                                        Telephone: (949) 975-1487
                                        Facsimile: (949) 975-1568

               Copy to:                 Riordan & McKinzie
                                        600 Anton Blvd., Suite 1800
                                        Costa Mesa, CA  92626
                                        Attention: James W. Loss
                                        Telephone: (714) 433-2626
                                        Facsimile: (714)  549-3244

               If to Buyer:             L-3 Communications Corporation
                                        600 Third Avenue
                                        New York, New York  10016
                                        Attention: Christopher C. Cambria, Esq.
                                        Telephone: 212-805-5634
                                        Telecopy:  212-805-5494

               Copy to:                 Winston & Strawn
                                        200 Park Avenue
                                        New York, New York  10166
                                        Attention: James P. Gerkis, Esq.
                                        Telephone: (212) 294-6700
                                        Telecopy:  (212) 294-4700


        Each Notice shall be effective and deemed given upon receipt (or refusal of receipt). Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

        10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

        10.10 Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        10.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

        10.12 Expenses. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

        10.13 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

        10.4 Submission to Jurisdiction. Each of the Parties (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of New York or the State of California in any action or proceeding for the adjudication of any dispute hereunder or in connection herewith (including to compel arbitration pursuant to Section 10.15) or with any transaction contemplated hereby or discussed herein except as provided in
Section 10.15, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding for the compelling of arbitration pursuant to Section 10.15 or for the enforcement of any arbitration decision pursuant to Section 10.15 in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Either Party may make service on the other Party by sending or delivering a copy of the process to the entity to be served at the address and in the manner provided for the giving of notices in Section 10.8. Nothing in this Section 10.14, however, shall affect the right of either Party to serve legal process in any other manner permitted by law.

        10.15   Arbitration Procedure.

                (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof (each a "Dispute") that the Parties are not able to resolve after good faith efforts over a period of 15 days shall be settled by arbitration conducted in Chicago, Illinois and administered by the American Arbitration Association (the "AAA"). Such arbitration shall be under the Commercial Arbitration Rules of the AAA, except as otherwise set forth in this Section 10.15, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                (b) If any party asserts there exists a Dispute, such party shall select one arbitrator and the other party shall select one arbitrator. If either party fails to make a selection, the AAA shall select one arbitrator on behalf of such party. The two arbitrators so selected will choose within 20 days after their selection a third arbitrator (or, if they fail to make a choice, the AAA shall choose a third arbitrator).

                (c) In making their determination, the arbitrators shall not have the authority to modify any term or provision of this Agreement. The decision of any two of the arbitrators shall be final, conclusive and binding on the Parties, absent fraud or manifest error. The arbitrators shall award the costs and expenses of the arbitration, including reasonable attorneys' fees, disbursements, arbitrators' fees and fees payable to the AAA, to the prevailing party as they see fit. The arbitrators shall deliver a written decision with respect to the dispute to each of the Parties, who promptly shall act in accordance therewith.

                (d) Pre-hearing discovery shall be limited to exchange or production of documents and other written information. The arbitrators shall conduct the arbitration so that a final accord is made or rendered as soon as practicable, but in no event later than 120 days after the commencement of the arbitration nor later than ten days following the completion of the arbitration.

        10.16 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party. Whenever the context may require, the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. All references to "$", or "Dollars" or "US$" refer to currency of the United States of America.

        10.17 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        10.18 Attorneys' Fees. If any Party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party in such legal action shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

        10.19 Liability for Transfer Taxes. Buyer and Seller shall each bear one half of all sales, use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement. Each Party hereto shall prepare and timely file all Tax returns required to be filed in respect of Transfer Taxes that are the primary responsibility of such Party under Applicable Law; provided, however, that such Party's preparation of any such Tax returns shall be subject to the other Party's approval, which approval shall not be unreasonably withheld or delayed.

        10.20 Parent and Seller Acknowledgment. Each of Parent and Seller acknowledges that the representations and warranties contained in this Agreement, the other Transaction Documents and in any document or instrument delivered to Buyer pursuant hereto or thereto or in connection herewith or therewith shall not be deemed waived or otherwise affected by any investigation by Buyer, its officers, directors, employees, counsel, accountants, advisors, representatives and agents.

        10.21 Performance of Seller, etc. Parent shall cause Seller to perform and comply with each agreement and covenant required to be performed or complied with by Seller under this Agreement and the other Transaction Documents to which Seller is a party as and when such performance or compliance is due.

                                   ARTICLE XI
                                   DEFINITIONS

        11.1 Definition of Certain Terms. The terms defined in this Section 11.1, whenever used in this Agreement, shall have the respective meanings indicated below for all purposes of this Agreement. To the extent that certain of the terms defined in this Agreement are defined by cross-reference to documents which may not be in full force and effect during the entire term of this Agreement, the definitions contained in such documents shall be and remain effective for purposes of implementing this Agreement during the term of this Agreement.

                "Affiliate": of a specified Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise. Notwithstanding anything herein to the contrary, in the case of Buyer, "Affiliate" means L-3 Communications Holdings, Inc. and any of its direct or indirect subsidiaries.

                "Agreement": means this Stock Purchase Agreement (including the Disclosure Schedule and the Exhibits hereto), as the same from time to time may be amended, supplemented or waived.

                "Applicable Law": means, with respect to any Person, any and all provisions of any and all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances or codes of any Governmental Entity applicable to such Person, (ii) Permits applicable to such Person, and
(iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Entity, in each case in this clause (iii) specifically naming or applicable to such Person.

                "Baseline Balance Sheet": means the pro forma unaudited consolidated balance sheet of the Company at and as of September 30, 2001 attached hereto as Exhibit B.

                "Books and Records": means all books and records, including corporate records (such as minute books, seals, stock ledgers and similar items), manuals, price lists, mailing lists, lists of customers, slides and promotional materials, purchasing materials, personnel records, quality control records and procedures, research and development files, financial and accounting records, environmental records and litigation files (regardless of the media in which stated), in each case relating to or used by the Company or the Subsidiary.

                "Consent": means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Entity.

                "$" or "dollars": means lawful money of the United States of America.

                "Environmental Laws": means any and all Applicable Laws relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, abatement, Release, threatened Release, arranging for the disposal or transportation of any Hazardous Substances.

                "Environmental Liabilities and Costs": means any and all
Damages: (a) relating to, or resulting from, the presence (including any allegation by a third party of the presence) of Hazardous Substances in the environment in quantities or concentrations exceeding those allowed pursuant to any Environmental Law, including claims for diminution of property value, Personal injury or property damages; and/or (b) imposed by, under or pursuant to Environmental Laws, based on, arising out of or otherwise in respect of (i) any real property owned, leased or operated by the Company, or (ii) the environmental conditions existing on the Closing Date on, under or above any real property owned, leased or operated by the Company.

                "Government Bid": means any offer to sell made by the Company prior to the Closing Date which, if accepted, would result in a Government Contract.

                "Government Contract": means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract, purchase order, delivery order, change order or other similar arrangement of any kind between the Company, one the one hand and (i) any Governmental Entity, (ii) any prime contractor of a Governmental Entity in its capacity as a prime contractor, or (iii) any subcontractor with respect to any contract of a type described in clauses (i) or (ii) above, on the other hand.

                "Hazardous Substance": means any substance that requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste", "hazardous material", "oil" or "hazardous substance" thereunder.

                "HSR Act": means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                "Indebtedness": means, with respect to any Person, (i) any indebtedness for borrowed money of such Person, (ii) any capital lease obligations or any other similar capital obligations of such Person, (iii) any synthetic lease obligations or any other similar lease obligations of such Person, (iv) any obligations of such Person under any derivative agreements or any other similar agreements (including interest-rate, exchange-rate, commodity and equity-linked agreements), (v) any obligations of such Person in respect of off-balance-sheet agreements or transactions that are in the nature of, or in substitution of, financings, and (vi) any indebtedness or other obligations of any other Person of the type specified in any of the foregoing clauses, the payment or collection of which such Person has guaranteed or in respect of which such Person is liable, contingently or otherwise, including liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss.

                "Logo": means any symbol or logo incorporating a Name.

                "Name": means any name, mark, trade name, trademark, service name or service mark.

                "Person" or "person": means any natural Person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Entity or other entity.

                "Release": means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

                "Transaction Documents": means this Agreement, the Transition Services Agreement and each certificate, instrument, or document to be executed and delivered by either Party on or prior to the Closing pursuant to this Agreement.

                "Treasury Regulations": means the regulations prescribed pursuant to the Code.

                "U.S. GAAP": means United States generally accepted accounting principles.

        11.2    Use of Certain Terms.

                (a) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders include one another.

                (b) The words "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Each of the words "include", "includes", "included" and "including" when used herein is not intended to be exclusive, is by way of example and not limitation and shall be construed as if followed by the phrase ",without limitation,". References herein to a Section, subsection or clause shall refer to the appropriate Section, subsection or clause in this Agreement.

                (c) The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive.

        11.3 Accounting Terms. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, U.S. GAAP applied on a consistent basis, as in effect on the date hereof, except as otherwise specifically prescribed herein.

        11.4 References to Agreements. Unless otherwise expressly provided herein, references to agreements (including the Transaction Documents) and other contractual instruments shall include all amendments and other modifications and supplements thereto (unless prohibited by any Transaction Document).

        11.5 References to Articles or Sections. All references herein to an Article or Section are to an Article or Section of this Agreement, unless otherwise indicated.

        11.6 References to the Company. For all purposes of this Agreement, including Article II, the term "Company", the phrase "Company and the Subsidiary" or any other similar phrase shall include the Company and the Subsidiary, unless the context otherwise expressly requires. Without limiting the generality of the foregoing, the fact that in any particular Section of this Agreement the term "Company" is used alone (i.e., not followed by the phrase "and the Subsidiary", the phrase "or the Subsidiary" or any other similar phrase) and in the same Section the phrase "Company and the Subsidiary", the phrase "Company or the Subsidiary" or any other similar phrase also is used, shall not, in and of itself, mean that the use of the term "Company" alone in such Section is to exclude the Subsidiary.

        [The remainder of this page has been intentionally left blank - Signature page follows]

                  [Signature Page to Stock Purchase Agreement]

        IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase and Sale Agreement as of the date first above written.

                                         EMERGENT INFORMATION TECHNOLOGIES, INC.

                                         By: /s/ Steven S. Myers
                                             -----------------------------------
                                         Name: Steven S. Myers
                                               ---------------------------------
                                         Title: Chairman, President and CEO
                                                --------------------------------

                                         STEVEN MYERS HOLDING INC.

                                         By: /s/ Steven S. Myers
                                             -----------------------------------
                                         Name: Steven S. Myers
                                               ---------------------------------
                                         Title: Director and President
                                                --------------------------------

                                         L-3 COMMUNICATIONS CORPORATION

                                         By: /s/ Christopher C. Cambria
                                             -----------------------------------
                                         Name: Christopher C. Cambria
                                               ---------------------------------
                                         Title: Senior Vice President, Secretary
                                                and General Counsel
                                                --------------------------------